                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT /X/
                 FILED BY A PARTY OTHER THAN THE REGISTRANT / /

                           CHECK THE APPROPRIATE BOX:
                         /X/ PRELIMINARY PROXY STATEMENT
/ /CONFIDENTIAL,FOR USE OF THE COMMISSION ONLY(AS PERMITTED BY RULE 14a-6(e)(2))

                         / / DEFINITIVE PROXY STATEMENT
                       / / DEFINITIVE ADDITIONAL MATERIALS
        / / SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                                   PSINET INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              /X/ NO FEE REQUIRED.
  / / FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

              (1) Title of each class of securities to which transaction
                  applies:   N/A
              (2) Aggregate number of securities to which transaction
                  applies:   N/A
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it
                  was determined):   N/A
              (4) Proposed maximum aggregate value of transaction:  N/A
              (5) Total fee paid:   N/A

                           / / Fee paid previously with preliminary materials
/ / Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                        (1) Amount Previously Paid:  N/A
                        (2) Form, Schedule or Registration Statement No.:  N/A
                        (3) Filing Party:  N/A
                        (4) Date Filed:  N/A

                                   PSINET INC.
                             510 HUNTMAR PARK DRIVE
                             HERNDON, VIRGINIA 20170

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2000

           The Annual Meeting of Shareholders of PSINET INC. (the "Company") will be held at the Company's offices located at 44983 Knoll Square, Ashburn, Virginia, on Monday, May 15, 2000, at 9:00 A.M. for the purpose of considering and acting upon the following matters:

                      (1) The election of three directors for terms expiring at the Company's 2002 Annual Meeting of Shareholders.

                      (2) The approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock from 530 million shares to 2.06 billion shares, of which 2.0 billion shares will be shares of Common Stock and 60 million shares will be shares of Preferred Stock.

                      (3) The approval of amendments to the Company's Executive Stock Incentive Plan and Strategic Stock Incentive Plan.

                      (4) The ratification or disapproval of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2000.

                      (5) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

           Pursuant to the provisions of the By-Laws of the Company, the Board of Directors has fixed the close of business on March 20, 2000 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

           Please note that you may have the choice of voting over the Internet or by telephone. Follow the instructions on your proxy card or, if your shares are held in the name of a bank or broker, follow the instructions on the form you receive from your bank or broker.

           ALL SHAREHOLDERS ARE URGED TO CAST THEIR VOTE ON THE INTERNET OR BY PHONE, OR TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY TO THE COMPANY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.


                                      By Order Of The Board Of Directors,

                                      Kathleen B. Horne

                                      SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                                      CORPORATE SECRETARY

           April 7, 2000
           Herndon, Virginia

                                   PSINET INC.
                             510 HUNTMAR PARK DRIVE
                             HERNDON, VIRGINIA 20170

                             ---------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2000

                                  SOLICITATION

           This Proxy Statement is being mailed to shareholders on or about April 7, 2000 in connection with the solicitation of proxies by the Board of Directors of PSINET INC., a New York corporation ("PSINet" or the "Company"), to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on May 15, 2000. Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy. A copy of the 1999 Annual Report to Shareholders of the Company, which contains financial statements and related data, also accompanies this Proxy Statement.

           All proxies which are properly completed, signed and returned to the Company, or cast electronically or by telephone in accordance with instructions provided, in a timely manner will be voted in accordance with the instructions thereon. Proxies may be revoked by any shareholder through written notice to the Secretary of the Company prior to the exercise thereof or by voting by telephone or Internet at a later time, and shareholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

           The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees to solicit proxies personally and by telephone and telegraph. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000. In addition, the Company has engaged the firm of MacKenzie Partners, Inc. ("MacKenzie") as its proxy solicitor in connection with the Annual Meeting for an amount not to exceed $4,000 plus reimbursement of reasonable costs incurred by MacKenzie.

           The Board of Directors has fixed the close of business on March 20, 2000, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, the Company had outstanding approximately 156,918,900 shares of its common stock, $.01 par value (the "Common Stock"). All references to shares of the Company's Common Stock contained in this Proxy Statement give effect to the Company's two-for-one common stock split effected on February 11, 2000. Holders of the Company's Common Stock are entitled to one vote per whole share. Holders of fractional shares are entitled to exercise voting rights in proportion to their fractional holdings.

           A majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is required to establish a quorum at the Annual Meeting. A plurality of the votes cast by the holders of the shares of the Company's Common Stock entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote at the Annual Meeting is required for the approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy at the Annual Meeting is required for the approval of the amendments to the Company's Executive Stock Incentive Plan and Strategic Stock Incentive Plan. A majority of the votes cast by the holders of the Company's Common Stock entitled to vote at the Annual Meeting is required for the ratification of the appointment of independent accountants.

           With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not affect the outcome of the voting in such election. With regard to other proposals, abstentions may be specified. The Company believes that abstentions are shares present and entitled to vote, but do not constitute votes cast in respect of a particular matter. The Company, therefore, intends to count abstentions and votes withheld in respect of voting on any proposal to ratify the appointment of independent accountants for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but not as votes having been cast in respect of such proposal. Accordingly, such abstentions and votes withheld will not affect the outcome of the voting on that proposal. Abstentions in respect of the proposal to approve the amendments to the Company's Certificate of Incorporation and to the Company's Executive Stock Incentive Plan and Strategic Stock Incentive Plan will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of shares present with respect to such proposal. Accordingly, such abstentions or votes withheld in respect of this proposal will have the same effect as votes against this proposal. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals).

                             PRINCIPAL SHAREHOLDERS

COMMON STOCK

           The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 3, 2000, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each director and director nominee of the Company who owns shares of the Company's Common Stock; (iii) each executive officer named in the Summary Compensation Table appearing elsewhere herein; and (iv) all directors and executive officers of the Company as a group.

                                                                                                   AMOUNT            PERCENT
           NAME OF BENEFICIAL OWNER                                                          BENEFICIALLY OWNED(1)   OF CLASS
           ------------------------                                                          ---------------------   --------
           IXC Internet Services, Inc............................................               20,459,578   (2)       13.7%
           Janus Capital Corporation.............................................               17,884,282   (3)       12.0
           William L. Schrader...................................................               11,346,944   (4)        7.6
           T. Rowe Price Associates, Inc.........................................               10,001,448   (5)        6.7
           FMR Corp..............................................................                6,769,264   (6)        4.5
           Harold S. Wills.......................................................                1,172,100   (7)          *
           David N. Kunkel.......................................................                  907,819   (8)          *
           Ralph J. Swett........................................................                  319,740   (9)          *
           William H. Baumer.....................................................                  188,976  (10)          *
           Chi H. Kwan...........................................................                   86,458  (11)          *
           Ian P. Sharp..........................................................                   34,750  (12)          *
           Edward D. Postal......................................................                   18,654  (13)          *
           Executive officers and directors as a group (18 persons)..............               15,096,802  (14)       10.1


----------------
   *    Less than 1%

   (1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.

   (2) These shares could be deemed to be beneficially owned by the members of the Board of Directors of Cincinnati Bell Inc. (doing business as Broadwing Inc.). Cincinnati Bell's address is 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201. These shares include 6,000,000 shares of our common stock, which, according to IXC's Schedule 13D Amendment No. 1 filed on June 17, 1999, IXC loaned to Merrill Lynch International, which we refer to as MLI, in June 1999 in respect of a forward-purchase agreement with MLI to be settled in the second quarter of 2002 or sooner upon the occurrence of specified additional 3,000,000 shares of our common stock, which, according to IXC's
           Schedule 13D Amendment

           No. 3 filed on July 19, 1999, IXC loaned to MLI in July 1999 in respect of a forward-purchase agreement with MLI to be settled in the first quarter of 2002 or sooner upon the occurrence of specified events, pursuant to which MLI made a payment to IXC of $59,750,860.68. In the amendments to its Schedule 13D, IXC stated that it has waived the right to vote any of the loaned shares during the term of these transactions. MLI has informed IXC and us that MLI will sell the shares borrowed from IXC in connection with the hedge of its obligations under the forward-purchase agreements with IXC. We have effected a registration statement with respect to these 6,000,000 shares pursuant to a demand by IXC of its registration rights.

   (3) In a Schedule 13G dated February 9, 2000, Janus Capital Corporation reported sole voting and dispositive power over all these shares. Janus Capital Corporation's address is 101 Filmore Street, Denver, Colorado 80206-4923.

   (4) Includes 11,022,714 shares which are pledged with NationsBank in respect of four lines of credit providing Mr. Schrader with up to $25.0 million on an aggregate basis, of which approximately $22.8 million (including principal and interest) was outstanding as of March 3, 2000, at an interest rate equal to the 30 day LIBOR rate plus 0.9% per annum. Includes 2,000 shares held by Mr. Schrader and his wife as joint tenants with rights of survivorship. Includes approximately 92,200 shares that were transferred in December 1999 to a foundation, of which Mr. Schrader is the trustee. Mr. Schrader disclaims beneficial ownership of such shares. Also includes 300,000 shares held by a limited liability company of which Mr. Schrader and his wife have shared voting and dispositive power. Does not include 2,125,224 shares beneficially owned by Mr. Schrader's wife, nor 223,764 shares held by two trusts (of which Mr. Schrader's wife is trustee) for the benefit of two minor children of Mr. Schrader's. Mr. Schrader disclaims beneficial ownership of the shares beneficially owned by his wife and held in trust for his minor children. Mr. Schrader's address is c/o PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia, 20170. Also includes 14,583 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 55,917 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

   (5) In a Schedule 13G dated February 14, 2000, T. Rowe Price Associates, Inc. claimed sole voting power over 1,158,632 shares, sole dispositive power over 10,001,448 shares and no shared voting or shared dispositive power over any shares. T. Rowe Price Associates, Inc.'s address is 100 East Pratt Street, Baltimore, Maryland 21202.

   (6) In a Schedule 13G dated February 14, 2000, FMR Corp. claimed sole voting power over 925,280 shares and sole dispositive power over 6,769,264 shares and no shared voting or shared dispositive power over any shares. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.

   (7) Includes 1,060,738 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable and 2,212 shares issuable pursuant to Mr. Wills' participation in the Employee Stock Purchase Plan for the period from October 1, 1999 through March 31, 2000. Does not include 622,294 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

   (8) Includes 901,761 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 390,625 shares issuable upon the exercise of options which are not deemed to be presently exercisable or 55,142 shares beneficially owned by Mr. Kunkel's wife. Mr. Kunkel disclaims beneficial ownership of the shares beneficially owned by his wife.

   (9) Includes 11,250 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 18,750 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

   (10) Includes 100,000 shares issuable upon the exercise of outstanding warrants and 9,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 15,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

   (11) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 163,543 shares issuable upon the exercise of options which are not deemed presently exercisable.

   (12) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 16,250 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

   (13) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Mr. Postal resigned from the Company on March 1, 2000 and all unvested options were cancelled at that time.

   (14) See notes (4) and (7) through (13) above. Includes also approximately 916,486 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to four executive officers. Also includes approximately 9,773 shares issuable pursuant to participation in the Employee Stock Purchase Plan by two executive officers. Does not include approximately 1,906,761 shares issuable upon the exercise of outstanding options granted to four executive officers which are not deemed to be presently exercisable.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

           The By-laws of the Company provide that the Board of Directors will be divided into two classes consisting of at least three directors each and as nearly equal in number as possible, and that directors will be elected for terms of two years on a staggered basis. The Board of Directors is currently composed of six directors, three whose terms expire in 2000 and three whose terms expire in 2001. Unless authority to vote for the election of a director is specifically withheld by appropriate designation (either electronically or on the face of the proxy), it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of William H. Baumer, Ralph J. Swett and Harold S. Wills as directors to serve until the 2002 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

           All nominees presently are members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than three. Management has no reason to believe that the named nominees will be unable or unwilling to serve if elected to office. In such case, however, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominees as the Company's Board of Directors may recommend.

           Certain information concerning the nominees and directors continuing in office is set forth in the following table.

                         PRINCIPAL OCCUPATION, BUSINESS

NAME                                    AGE     EXPERIENCE AND DIRECTORSHIPS
----                                    ---     ----------------------------
NOMINEES FOR TERMS EXPIRING IN 2002

William H. Baumer                       67      Professor of Philosophy at the University at Buffalo since 1971. Acting
                                                Chairman of the Department of Economics at the University at Buffalo
                                                from June 1992 until June 1995. Treasurer and Vice President of NYSERNet from January 1986 to December 1990 and from December 1989 to December
                                                1990, respectively. Director of the Company since 1993.

Ralph J. Swett                          65      Retired.  Former Vice Chairman of the Board of Directors of IXC5
                                                Communications, Inc., which formerly was the indirect parent company of
                                                IXC ("IXC Communications").  Chairman of IXC Communications from its formation in July 1992 through April 1998, and served as Chief Executive
                                                Officer and President of IXC Communications from July 1992 to October
                                                1997. Prior thereto, served as Chairman of the Board and Chief Executive
                                                Officer of Communications Transmission, Inc. ("CTI"), a predecessor entity to IXC Communications, from 1986 to 1992. From 1969 to 1986, served in increasingly senior positions (Vice President, President and
                                                Chairman) of Times Mirror Cable Television, a subsidiary of Times Mirror and a previous owner of IXC Carrier, Inc., the direct parent company of
                                                IXC ("IXC Carrier"), and as a Vice President of Times Mirror from 1981 to
                                                1986. Served as Chairman of IXC Carrier since 1979 and served as its
                                                Chief Executive Officer from 1986 to October 1997 and its President from
                                                1991 to October 1997. Director of the Company since February 25, 1998, effective upon the closing of the Company's transaction with IXC as described herein under "Certain Relationships and Transactions--Strategic
                                                Alliance with IXC."

Harold S. Wills                         58      President and Chief Operating Officer of the Company since September 1998 and April 1996, respectively. Executive Vice President of the Company from April

                                                1996 to September 1998. Acting Chief Financial Officer of the
                                                Company from April 1996 to October 1996. Chief Operating Officer of
                                                Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January
                                                1996. Served in various capacities including Managing Director,
                                                International Computer Services, Technical Service Director and Sales
                                                Director of Granada Group PLC, a computer services provider, from
                                                September 1991 through September 1995. Director of the Company since
                                                April 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

David N. Kunkel                         56      Vice Chairman of the Company since October 1999.  Executive Vice
                                                President and General Counsel of the Company since October 1998 and June
                                                1995, respectively.  Mr. Kunkel has served in a variety of senior executive positions with the Company since July 1995. Senior Counsel to
                                                Nixon, Hargrave, Devans & Doyle LLP, outside counsel for the Company, from July 1995 through December 1995. Partner of Nixon, Hargrave, Devans
                                                & Doyle LLP from January 1979 until July 1995. Outside counsel to
                                                NYSERNet Inc. ("NYSERNet"), a provider of data networking services in New
                                                York State, from 1986 until 1989 and to the Company from its inception until July 1995. Director of the Company since 1995.

William L. Schrader                     48      Founder of the Company. Chairman of the Board of Directors and Chief
                                                Executive Officer of the Company since its inception. President of the
                                                Company from its inception to September 1998. President and Chief
                                                Executive Officer of NYSERNet from January 1986 to December 1989.
                                                Co-founder and Executive Director of Cornell Theory Center, a supercomputer center, from May 1984 until February 1987. Director of the
                                                Company since its inception.

Ian P. Sharp                            67      Retired. President and founder of I. P. Sharp Associates, a software development company, from December 1964 through July 1989. Director of the Company since September 1996.


BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

           The Board of Directors met 14 times during the year ended December 31, 1999. Each of the directors attended 75% or more of the meetings held by the Board of Directors and any Committees of the Board of Directors on which such person served during the last fiscal year.

           The Company's Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Financing Committee. The Board does not have a standing nominating committee. The Audit Committee met seven times during the year ended December 31, 1999. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, reviews significant accounting and reporting issues and developments, reviews and discusses the scope and results of each audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results and considers the adequacy of the internal accounting controls and audit procedures of the Company. The Committee may also conduct inquiries into the Company's operations, including, without limitation, inquiries to ensure compliance with applicable laws, securities rules and regulations and accounting standards. The current members of the Audit Committee are Messrs. Baumer, Sharp and Swett.

           The Compensation Committee met 8 times during the year ended December 31, 1999. The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's Executive Stock Option Plan, Executive Stock Incentive Plan and

Strategic Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Baumer, Schrader and Swett.

           The Financing Committee did not meet during the year ended December 31, 1999, although certain matters within the purview of such committee, including debt issuances were approved by the full Board of Directors. The Financing Committee may authorize and approve financings of debt securities by the Company, lease financings and equity financings subject to certain limitations. The current members of the Financing Committee are Messrs. Baumer, Schrader and Sharp.

COMPENSATION OF DIRECTORS

           Directors, other than those who also are employees or consultants of the Company or are serving on the Board of Directors as representatives of a shareholder, receive annual fees of $15,000, with Committee Chairmen receiving an additional amount of $3,000 each per year, and are eligible for awards under the Company's Directors Stock Incentive Plan (the "Directors' Plan"). The Directors' Plan provides for initial option grants with respect to 10,000 shares of Common Stock ("Initial Grants") to be made to each eligible director upon his or her first election to the Company's Board of Directors and, thereafter, for annual grants of options to purchase 5,000 shares of Common Stock to be made to each eligible director who has served on the Company's Board of Directors for at least 12 months. Options are exercisable for 10 years after the date of grant. The exercise price for any option under the plan shall be equal to the fair market value of the Common Stock at the time such option is granted. The plan provides that Initial Grants thereunder vest over a four-year period in respect of the exercise of one-sixteenth of the shares subject thereto on the last day of each calendar quarter following such grant, and that annual option awards vest over a two-year period in respect of one-half of the shares subject thereto on each of the first and second anniversaries of the grant date. Each of Messrs. Sharp and Swett received Initial Grants upon their election to the Company's Board of Directors in accordance with the Directors' Plan. In addition, directors who are not also officers of the Company receive fees of $1,000 per day for Board and Committee meetings, $200 per day for Board and Committee conference calls and $1,250 per day for on-site consultations not in conjunction with a Board of Directors meeting. Committee Chairmen receive an additional $250 for each Committee meeting attended and $50 for each Committee conference call attended. Directors also are reimbursed for certain reasonable expenses incurred in attending Board or Committee meetings. The Company has issued to Mr. Baumer warrants to purchase 50,000 shares of Common Stock for $.80 per share in return for Mr. Baumer's services as a director of the Company through 1996. Mr. Baumer also holds warrants to purchase an additional 50,000 shares in return for consulting services previously rendered to the Company by Mr. Baumer. Each of these warrants became fully vested effective September 9, 1996. Other than these fees and awards and the warrants issued to Mr. Baumer, no member of the Board of Directors receives any fees or other compensation for serving in such capacity.

EXECUTIVE OFFICERS

           The following table sets forth certain information as of March 20, 2000 concerning the executive officers of the Company.

           NAME                             AGE          TITLE
           ----                             ---          -----
           William L. Schrader              48           Chairman of the Board of Directors
                                                         and Chief Executive Officer (Founder)

           Harold S. Wills                  58           President, Chief Operating Officer and Director

           David N. Kunkel                  56           Vice Chairman, Executive Vice President and Director

           Geoffrey E. Axton                42           Senior Vice President and President, U.S. Operations and
                                                         Corporate Development

           James F. Cragg                   48           Senior Vice President and President, U.S. Sales and Marketing

           Edward A. Davis                  54           Senior Vice President and President, PSINetworks Company

           Harry G. Hobbs                   46           Senior Vice President and President, PSINet Europe

           Kathleen B. Horne                42           Senior Vice President, General Counsel and Corporate Secretary

           Philippe J. Kuperman             56           Senior Vice President and President, PSINet Latin America

           Chi H. Kwan                      49           Senior Vice President and President, PSINet Asia/Pacific

           Michael J. Malesardi             39           Senior Vice President and Controller

           John B. Muleta                   35           Senior Vice President and President, Global Facilities
                                                         Development and IMEA (India, Middle East and Africa)

           William A. Opet                  43           Senior Vice President and President, Transaction Network Services
                                                         Division

           Lawrence Winkler                 33           Senior Vice President and Treasurer

           WILLIAM L. SCHRADER is the founder of the Company and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception and as President of the Company from its inception to September 1998. Prior to forming the Company, Mr. Schrader served as President and Chief Executive Officer of NYSERNet from January 1986 to December 1989. Mr. Schrader also was a co-founder, and, from May 1984 until February 1987, served as Executive Director of the Cornell Theory Center, a National Science Foundation supercomputer center.

           HAROLD S. WILLS has served as President of the Company since September 1998 and as a director and Chief Operating Officer of the Company since April 1996, and as Executive Vice President of the Company from April 1996 to September 1998. Mr. Wills also served as Acting Chief Financial Officer of the Company from April 1996 to October 1996. Mr. Wills served as Chief Operating Officer of Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January 1996. Mr. Wills also held various positions including, Managing Director, International Computer Services, Technical Service Director and Sales Director of Granada Group PLC, a computer services provider, from September 1991 through September 1995.

           DAVID N. KUNKEL has served as Vice Chairman of the Company since October 1999, as Executive Vice President of the Company since October 1998, as Senior Vice President of the Company from September 1996 to October 1998, as Vice President of the Company from July 1995 to September 1996, and as General Counsel of the Company from June 1995 to September 1999. Mr. Kunkel has served as a director of the Company since September 1995 and as Secretary of the Company from September 1995 to October 1998. Mr. Kunkel also served as Vice President of International Operations of the Company from April 1996 to September 1996 and as Senior Counsel to Nixon, Hargrave, Devans & Doyle LLP (now known as Nixon Peabody LLP), outside counsel to the Company, from July 1995 through December 1995. Prior to July 1995, Mr. Kunkel was a partner with the law firm of Nixon, Hargrave, Devans & Doyle LLP for 16 years and served as outside counsel to NYSERNet from 1986 until 1989 and to the Company from its inception until July 1995.

           GEOFFREY E. AXTON has served as Senior Vice President and President, U.S. Operations and Corporate Development of the Company since October 1999 and as Senior Vice President, Business and Corporate Development of the Company from November 1998 to October 1999. Prior to joining the Company, Mr. Axton was a founder executive and Vice President of Strategy and Commercial Development for Concert Communications from May 1995 to October 1998. Prior thereto, Mr. Axton held a variety of positions at British Telecom where he was employed for 18 years.

           JAMES F. CRAGG has served as Senior Vice President and President, U.S. Sales and Marketing of the Company since October 1999 and as Vice President, Central Region President Sales and Marketing of the Company from July 1999 to October 1999. Prior to joining the Company, Mr. Cragg served as President and Chief Operating Officer of Advanced Communications from
January 1998 to June 1999. Prior thereto, Mr. Cragg served as Vice President, Mid-America Region of Brooks Fiber from November 1996 to December 1997 and prior to that he was Senior Vice President of Business Markets with Snyder Communications from May 1995 to October 1996.

           EDWARD A. "TED" DAVIS has served as Senior Vice President and President, PSINetworks Company of the Company since October 1998. Prior to joining the Company, Mr. Davis served as Vice President of Customer Technical Support for Lucent Technologies (formerly the network services division of AT&T), from January 1995 to April 1998. Prior thereto, Mr. Davis served in various technical and management positions with AT&T since beginning his career there in June 1968.

           HARRY G. HOBBS has served as Senior Vice President and President, PSINet Europe of the Company since September 1998 and as Vice President, Customer Administration of the Company from September 1997 to September 1998. Prior to joining the Company, Mr. Hobbs served as Vice President, Customer Care for American Personal Communications, LP, a provider of wireless communications services and an affiliate of Sprint Spectrum, from February 1995 to August 1997. Prior thereto, Mr. Hobbs served in various positions in the Customer Service, Operations and Large Account Support groups at MCI, including Vice President, Global Customer Service from September 1993 to February 1995, Director, Operations from March 1992 to February 1995 and Director, Large Account Group from November 1990 to March 1992.

           KATHLEEN B. HORNE has served as Senior Vice President and General Counsel of the Company since October 1999, as Vice President and Deputy General Counsel of the Company from November 1998 to September 1999, and as Assistant General Counsel of the Company from April 1996 to November 1998. Since January 2000, Ms. Horne has served as Corporate Secretary of the Company. Prior to joining the Company, Ms. Horne was a partner since January 1996 and for at least five years prior thereto was an associate with the law firm of Nixon, Hargrave, Devans & Doyle LLP (now known as Nixon Peabody LLP).

           PHILIPPE KUPERMAN has served as Senior Vice President and President, PSINet Latin America of the Company since May 1999. Prior thereto, Mr. Kuperman served as Vice President Americas and Asia for the Language Technology Division of Lernout & Hauspie Speech Products N.V., a developer of translation software, from October 1998 to February 1999. Prior thereto, Mr. Kuperman was employed by Globalink Inc., which was acquired by Lernout & Hauspie, as Executive Vice President of Worldwide Sales and Marketing from July 1996 to January 1997 and as Senior Vice President of International Operations form January 1997 to September 1998. Prior thereto, Mr. Kuperman served in various positions at Software AG, a developer of database, networking and application software, from 1989 to May 1996, most recently as Senior Vice President, Indirect Sales Worldwide.

           CHI H. KWAN has served as Senior Vice President and President, PSINet Asia/Pacific of the Company since October 1998. Prior to joining the Company, Mr. Kwan served as Vice Chairman and Representative Director of Montblanc Japan K.K., a maker of luxury branded products, from May 1997 to September 1998. Prior thereto, Mr. Kwan served in several executive management positions with Pitney Bowes Corporation and its affiliates, including Vice Chairman and Director and Vice President Market Development, Asia Pacific, from October 1995 to April 1997, and President and Representative Director of Dodwell Pitney Bowes Corporation from April 1992 to September 1995. From 1975 to April 1992, Mr. Kwan held various senior management positions with Nicolet Japan, K.K. (a manufacturer and seller of spectroscopy products), Finnegan-Mat Instruments Inc. (a developer of analytical instruments) and H.B. Fuller Japan Inc. (a worldwide manufacturer and marketer of specialty chemicals).

           MICHAEL J. MALESARDI has served as Senior Vice President of the Company since February 2000 and as Vice President and Controller of the Company since July 1997. Prior to joining the Company, Mr. Malesardi served as Director of Financial Administration of Watson Wyatt from April 1995 to May 1997 and as Controller of Watson Wyatt from February 1992 to April 1995. From September 1982 to February 1992, Mr. Malesardi held various positions at Price Waterhouse LLP (now known as PricewaterhouseCoopers LLP), the latest as Senior Audit Manager.

           JOHN B. MULETA has served as Senior Vice President and President, Global Facilities Development and IMEA (India, Middle East, Africa) of the Company since October 1999 and as Vice President of Capacity Planning and Service Delivery of the Company from February 1998 to September 1999. Prior to joining the Company, Mr. Muleta was the Deputy Bureau Chief, Common Carrier at the Federal Communications Commission (FCC) from September 1997 to January 1998. Prior thereto, Mr. Muleta was with Coopers & Lybrand Telecom and Media Communications Consulting Group.

           WILLIAM A. OPET has served as Senior Vice President and President, Transaction Network Services Division of the Company since November 1999 and as Senior Vice President and President, Sales and Marketing of the Company from March 1998 to September 1999. Prior to joining the Company, Mr. Opet was at Geotek Communications as its President and Chief Executive Officer from 1994 to January 1998, its Senior Vice President of Business Development from 1996 to 1997 and as its Senior Vice President of Marketing from 1994 to 1996. Prior thereto, Mr. Opet was Vice President of Marketing of LIN Broadcasting from 1990 to 1994.

           LAWRENCE WINKLER has served as Senior Vice President of the Company since February 2000, as Vice President of the Company from September 1998 to February 2000, as Treasurer of the Company since September 1998 and as Director of Capital Markets of the Company from November 1997 to September 1998. Prior to joining the Company, Mr. Winkler was Director of Investor Relations for The Mills Corporation from November 1996 to November 1997 where he was responsible for investor relations and capital markets. From February 1995 to November 1996, Mr. Winkler served as Manager of Financial Analysis and Investor Relations for the Black and Decker Corporation. Prior thereto, Mr. Winkler served in various senior financial management and consulting roles for CRI Inc. and Arthur Andersen & Co./Andersen Consulting.

           Each of the Company's executive officers serves at the pleasure of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 1999 and written representations from certain reporting persons, that Edward Postal and E.A. Davis were inadvertently late in filing Forms 4 each due to technical errors, the former which was due on June 10, 1999 and was filed on June 12, 1999 and the latter which was due on January 10, 1999 and was filed on January 11, 1999. In addition, Ralph Swett was late in filing three Forms 4 which were due on November 10, 1999, December 10, 1999 and January 10, 2000, in respect of transactions which occurred in October 1999, November 1999 and December 1999, respectively. A Form 5 reporting these three transactions was filed late, on March 17, 2000.

                             EXECUTIVE COMPENSATION

           SUMMARY COMPENSATION. The following table sets forth in summary form the compensation paid by the Company to its chief executive officer and to each of its four most highly compensated executive officers other than the chief executive officer as of December 31, 1999 for services rendered to the Company in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                         AWARDS
                                                   ANNUAL COMPENSATION               ---------------
                                      ---------------------------------------------    SECURITIES
NAME AND                                                             OTHER ANNUAL       UNDERLYING       ALL OTHER
PRINCIPAL POSITION              YEAR  SALARY (1)($)  BONUS (1)($)  COMPENSATION ($)     OPTIONS (#)   COMPENSATION ($)
------------------              ----  -------------  ------------  ----------------  ---------------  ----------------
William L. Schrader             1999     $487,500       $350,000        $3,300 (2)     100,000 (3)       $1,150 (4)
    Chairman  and               1998      314,519        200,000         5,905 (2)          --            1,195 (4)
    Chief Executive Officer     1997      248,519        150,000         7,457 (2)          --            3,135 (4)

Harold S. Wills                 1999     $468,750       $262,500        $5,155 (5)     330,000 (6)       $3,250 (7)
    President and               1998      360,500        150,000         9,354 (5)     450,000 (6)        3,250 (7)
    Chief Operating Officer     1997      252,654        100,000         9,929 (5)     500,000 (6)        3,125 (7)

Chi H. Kwan (8)                 1999     $371,716       $161,403       $    --          50,000 (10)
    Senior Vice President and   1998       97,820         40,350        29,346 (9)     200,000 (10)
    President, PSINet
    Asia/Pacific

David N. Kunkel                 1999     $350,000       $150,000        $5,835 (11)    190,000 (12)      $3,250 (7)
    Executive Vice President    1998      334,192        150,000         4,288 (11)    400,000 (12)       3,250 (7)
    And General Counsel         1997      299,327        100,000         6,550 (11)    200,000 (12)       3,125 (7)

Edward D. Postal                1999     $286,250       $193,750        $5,792 (13)    250,000 (14)      $3,250 (7)
    Executive Vice President    1998      252,288        115,000         5,590 (13)    400,000 (14)       3,250 (7)
    and Chief Financial         1997      204,077         75,000         6,880 (13)    150,000 (14)       3,125 (7)
    Officer

----------------
(1) Amounts reported in respect of a particular fiscal year reflect amounts earned for services rendered in that fiscal year regardless of when paid.

(2) Consists of (i) $1,034 and $5,107 paid to Mr. Schrader with respect to installation of a security system at Mr. Schrader's home in 1998 and 1997, respectively, (ii) a car allowance of $3,300, $3,290 and $2,350 in 1999, 1998 and 1997, respectively, and (iii) a $1,581 taxable trip provided by the Company to Mr. Schrader in 1998.

(3) Consists of 100,000 options issued under the Company's Executive Stock Incentive Plan in 1999.

(4) Consists of: (i) matching contributions made to Mr. Schrader's account under the Company's 401(k) Plan in the amounts of $1,150, $1,195 and 1,000 in 1999, 1998 and 1997, respectively, and (ii) insurance premiums in the amount of $2,135 paid by the Company in 1997 with respect to the proportionate beneficial interest of Mr. Schrader's spouse in an insurance policy on Mr. Schrader's life.

(5) Consists of (i) $473 and $6,051 paid to Mr. Wills for installation of a security system at his home in 1998 and 1997, respectively, (ii) car allowances of $2,396, $3,173 and $3,878 paid to Mr. Wills in 1999, 1998 and 1997 respectively and (iii) taxable trips provided by the Company to Mr. Wills in the amount of $2,759 in 1999 and $5,708 in 1998.

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(6) Consists of (i) 260,000 and 250,000 options issued under the Company's Strategic Stock Incentive Plan in 1999 and 1998, respectively, (ii) 70,000, 200,000 and 100,000 options issued under the Company's Executive Stock Incentive Plan in 1999, 1998 and 1997, respectively, and (iii) 400,000 options issued under the Company's Executive Stock Option Plan in 1997.

(7) Consists of matching contributions made to the named officer's account under the Company's 401(k) Plan in the years indicated.

(8) Mr. Kwan joined the Company in September 1998. Accordingly, no information is provided for periods prior thereto with respect to Mr. Kwan. Compensation listed is based on an exchange rate of (Y) .0097820 = U.S.$1 at December 31, 1999.

(9)  Represents a signing bonus paid to Mr. Kwan at the end of his first month.

(10) Consists of (i) 50,000 options issued under the Company's Strategic Stock Incentive Plan in 1999 and (ii) 200,000 options issued under the Company's Executive Stock Incentive Plan in 1998.

(11) Consists of (i) car allowances of $5,835, $4,288 and $3,544 paid to Mr. Kunkel in 1999, 1998 and 1997, respectively and (ii) payments made to Mr. Kunkel in connection with his relocation as follows: $830 for certain closing costs on the sale of his primary residence paid to Mr. Kunkel in 1997 and $2,176 for certain carrying costs for his residence pending such sale paid to Mr. Kunkel in 1997.

(12) Consists of (i) 190,000 and 200,000 options issued under the Company's Strategic Stock Incentive Plan in 1999 and 1998, respectively, (ii) 200,000 options issued under the Company's Executive Stock Incentive Plan in 1998 and (iii) 200,000 options issued pursuant to the Company's Executive Stock Option Plan in 1997.

(13) Represents a car allowance to Mr. Postal.

(14) Consists of (i) 50,000 and 200,000 options issued under the Company's Strategic Stock Incentive Plan in 1999 and 1998, respectively, (ii) 200,000, 200,000 and 72,100 options issued under the Company's Executive Stock Incentive Plan in 1999, 1998 and 1997, respectively, and (iii) 77,900 options issued under the Company's Executive Stock Option Plan in 1997.

           OPTION GRANTS. The following table sets forth certain information, as of December 31, 1999, concerning individual grants of stock options made during the fiscal year ended December 31, 1999 to each of the persons named in the Summary Compensation Table above.

                                              ------------------------------

                                                   OPTION GRANTS IN 1999

                                                    INDIVIDUAL GRANTS

                        Number of
                        Securities        Percent of Total         Exercise                          Potential Realizable
                        Underlying         Options Granted          Or Base                    Value At Assumed Annual Rates Of
                         Options           To Employees in           Price       Expiration        Stock Price Appreciation
Name                    Granted(#)          Fiscal Year(1)          ($/sh)          Date                For Option Term
----                    ----------        -----------------       ----------     ----------    ----------------------------------
                                                                                                     5% ($)           10% ($)
                                                                                               --------------    ----------------
William L. Schrader      100,000 (2)               0.85%          $17.3750        10/01/09        $1,092,704         $2,769,128

Harold S. Wills            4,678 (3)               0.04%          $21.3750        04/01/09           $62,885           $159,362
                          55,322 (3)               0.47%          $21.3750        04/01/09          $743,673         $1,884,613
                         200,000 (3)               1.70%          $24.3125        05/19/09        $3,058,000         $7,749,573
                          70,000 (2)               0.60%          $17.3750        10/01/09          $764,893         $1,938,389

Chi H. Kwan               50,000 (3)               0.43%          $24.3125        05/19/09          $764,500         $1,937,393

David N. Kunkel            3,334 (3)               0.03%          $21.3750        04/01/09           $44,818           $113,577
                          36,666 (3)               0.31%          $21.3750        04/01/09          $492,887         $1,249,073
                           1,180 (3)               0.01%          $24.3125        05/19/09           $18,042            $45,722
                         148,820 (3)               1.27%          $24.3125        05/19/09        $2,275,458         $5,766,457

Edward D. Postal          45,834 (3)               0.39%          $21.3750        04/01/09          $616,129         $1,561,392
                           4,166 (3)               0.36%          $21.3750        04/01/09           $56,002           $141,920
                             450 (2)               0.01%          $24.3125        05/19/09            $6,881            $17,437
                         149,550 (2)               1.27%          $24.3125        05/19/09        $2,286,620         $5,794,743
                          50,000 (2)               0.43%          $17.3750        10/01/09          $546,352         $1,384,564

----------------
(1) Based upon total grants of options in respect of 11,732,504 shares of Common Stock made during 1999.

(2) Granted under the Company's Executive Stock Incentive Plan. Vest monthly over 48 months from the anniversary of the grant, subject to continued employment by the Company on each of such dates.

(3) Granted under the Company's Strategic Stock Incentive Plan. Vest monthly over 48 months from the anniversary of the grant, subject to the continued employment by the Company on each of such dates. Under each of the Company's Executive Stock Incentive Plan, Executive Stock Option Plan, Directors Stock Incentive Plan and Strategic Stock Incentive Plan, upon the acquisition of beneficial ownership of 30% or more of the Company's outstanding Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change in control events specified in such plans, including certain mergers, consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights will become fully exercisable and all restricted stock awards will become immediately vested.

           AGGREGATE YEAR-END OPTION VALUES. The following table provides information concerning the number of unexercised options held by each of the individuals named in the Summary Compensation Table as of December 31, 1999. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's Common Stock as of December 31, 1999.

      AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES


                                                          Number of Securities Underlying            Value of Unexercised
                                                                Unexercised Options                  In-the-Money Options
                                                              At December 31, 1999 (#)             At December 31, 1999 ($)(1)
                                                          -------------------------------       ---------------------------------
                        Shares Acquired       Value
            Name         On Exercise(#)    Realized ($)   Exercisable       Unexercisable       Exercisable        Unexercisable
            ----        ---------------    ------------   -----------       -------------       -----------        -------------
William L. Schrader          854,000       $13,935,030          4,166            95,834             $56,241           $1,293,759

Harold S. Wills               96,968       $ 2,678,741        909,698           773,334         $23,423,846          $15,380,060

Chi H. Kwan                    --                 --           65,625           184,375          $1,540,811           $3,906,054

David N. Kunkel                --                 --          835,094           457,292         $21,522,735           $8,991,613

Edward D. Postal               --                 --          449,905           550,095         $11,254,141          $10,635,161

-----------------
(1) Based upon a closing price of $30.875 on December 31, 1999, as reported on The Nasdaq Stock Market.

           EMPLOYMENT AGREEMENTS. The Company has employment agreements with each of Messrs. Schrader, Wills, Kwan and Kunkel. The Company also has employment agreements with its executive officers pursuant to which they serve in their respective capacities.

           Mr. Schrader's employment agreement provides for a four-year term ending October 2003 and a current annual base salary of $750,000 with a minimum annual increase of 5%. The agreement also provides for a performance bonus of $450,000 per annum or such greater amount as may be determined by the Compensation Committee, subject to achievement of certain performance objectives established by the Compensation Committee.

           Mr. Wills's employment agreement provides for a four-year term ending October 2002 and a current annual base salary of $600,000, with a minimum annual increase of 5%. The agreement also provides for a performance bonus of $400,000 per annum, or such greater amount as may be determined by the Compensation Committee, subject to achievement of certain performance objectives established by the Compensation Committee.

           Mr. Kwan's employment agreement provides for a three-year term ending August 2000, and a current annual base salary of (Y) 40,000,000 per annum, and also provides for a signing bonus of (Y) 3,000,000, a performance bonus of (Y) 8,250,000 for the period ended March 1999 and an annual performance bonus of (Y) 16,500,000, subject to achievement of certain performance objectives established by the Company's Chief Operating Officer.

           Mr. Kunkel's employment agreement provides for a four-year term ending October 2002 and a current annual base salary of $350,000, and also provides for a performance bonus of $150,000 in 1998 and for performance bonuses in subsequent years of $150,000 or greater, subject to achievement of certain performance objectives established by the Company's Chairman.

           These employment agreements also provide for standard employee benefits, including, without limitation, participation in the Company's 401(k) plan and bonus plan as well as life, health, accident and disability insurance. These agreements also provide for a 24-month non-competition period. If the Company elects to enforce such non-competition restrictions, these officers are entitled, for a period of 24 months after termination of their employment, to receive their then current base salary and all benefits being provided to them at the time of termination. Each of these employment agreements (other than that of Mr. Hobbs) provides that options awarded pursuant thereto are subject to immediate vesting upon the occurrence of certain change in control events.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The Compensation Committee currently is composed of Messrs. Baumer and Swett, each a non-employee director of the Company, and Mr. Schrader. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation program.

COMPENSATION PHILOSOPHY AND POLICY

           The Company's compensation program generally is designed to motivate and reward the Company's executive officers and other personnel responsible for attaining financial, operational and strategic objectives that will contribute to the overall goal of enhancing shareholder value. In administering the plan, the Compensation Committee assesses the performance of individuals and the Company relative to those objectives. The Company's compensation program generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include base salary, cash bonus awards and stock awards in the form of grants of stock options and restricted Common Stock. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other high level personnel with those of the Company's shareholders.

           BASE SALARY. During 1999, the Company had employment agreements with each of Messrs. Schrader, Wills, Kwan, Kunkel and Postal, as well as with most of the other individuals who served as officers during such period, other than Mr. Schrader. Mr. Schrader's compensation was determined based upon his leadership of the Company in setting and pursuing its financial, operational and strategic objectives. Mr. Schrader did not participate as a member of the Compensation Committee in determining his compensation.

           The Company considers the experience of the individual, the scope and complexity of the position and the size and growth rate of the Company, the salary payable to Mr. Schrader as well as the compensation paid by the Company's competitors in setting base salaries for officers and employees. Due to the increasingly competitive nature of the Company's industry segment, compensation amounts paid by the Company's competitors are expected to continue to grow in importance to the Company as it assesses its compensation structure in the future in order to ensure its ability to continue to attract and retain highly qualified executives.

           BONUSES. All full-time employees of the Company, including executive officers to the extent they are not already entitled to receive a bonus pursuant to the terms of their respective employment agreements, are eligible to receive bonuses from the Company subject to satisfaction of specified performance criteria. For 1999, Messrs. Schrader, Wills, Kwan, Kunkel and Postal received bonuses pursuant to the terms of their respective employment agreements. See "Executive Compensation--Employment Agreements." In determining the level of bonus paid to Mr. Schrader in 1999 the Compensation Committee, in addition to consideration of Mr. Schrader' individual performance, took particular note of the Company's overall increased revenues and successful debt and equity offerings during 1999 and the acquisition by the Company of Transaction Network Services, Inc., as well as the Company's continued expansion through the successful completion of the acquisition of 60 Internet Service Providers in the U.S., Canada, Latin America, Asia, Europe and the India/Middle East/Africa region during the 24 months ended December 31, 1999.

           STOCK AWARDS. To promote the Company's long-term objectives, stock awards are made to directors, officers and employees who are in a position to make a significant contribution to the Company's long-term success. The stock awards are made to officers and employees pursuant to the Company's Executive Stock Option Plan, in the form of incentive stock options and non-qualified stock options, pursuant to the Company's Executive Stock Incentive Plan, in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock awards, and to directors pursuant to the Company's Directors Stock Incentive Plan, in the form of non-qualified stock options. The Company also makes awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants to key personnel in connection with acquisitions, mergers, strategic alliances and other business combinations pursuant to its Strategic Stock Incentive Plan.

           Stock options represent rights to purchase shares of the Company's Common Stock in varying amounts pursuant to a vesting schedule determined by the Compensation Committee at a price per share specified on the date of grant of the option (which may not be less than the fair market value on the date of the grant). Stock options expire at the conclusion of a fixed term (generally 10 years).

           Stock appreciation rights may be granted in tandem with options and, upon exercise, entitle the holder to receive cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of fair market value per share of the Common Stock on the exercise date multiplied by the number of shares with respect to which the right is exercised over the option exercise price for such number of shares.

           Restricted stock awards consist of a specified number of shares of the Company's Common Stock with an appropriate restrictive legend affixed thereto. Shares of restricted stock may not be sold or otherwise transferred until ownership vests in the recipient, at the time and in the manner specified by the Compensation Committee at the time of the award.

           Since the stock options, stock appreciation rights and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period and to enhance shareholder value through the achievement of corporate objectives. The Company intends that these awards will strengthen the focus of its directors, officers and employees on managing the Company from the perspective of a person with an equity stake in the Company.

           In selecting recipients and the size of grants, the Compensation Committee considers various factors such as the potential of the recipient, the salary of the recipient and competitive factors affecting the Company's ability to attract and retain employees, prior grants, a comparison of awards made to officers in comparable positions at similar companies and Company performance.

           During 1999, Mr. Schrader was awarded options to purchase 100,000 shares of the Company's Common Stock under the Company's Executive Stock Incentive Plan. In addition, Messrs. Wills was awarded options to purchase 70,000 shares under such plan. Also, during 1999, Messrs. Wills, Kunkel, Postal and Kwan were awarded options to purchase 260,000, 190,000, 50,000 and 50,000, respectively, under the Company's Strategic Stock Incentive Plan. Awards made to other executive officers during 1999 consisted of options to purchase an aggregate of 570,000 shares under the Company's Executive Stock Incentive Plan and 470,000 shares under the Company's Strategic Stock Incentive Plan. Option awards under the Company's Executive Stock Incentive Plan were made during 1999 with respect to an aggregate of 6,455,280 shares of Common Stock. Options to purchase 5,247,224 shares of Common Stock were awarded under the Company's Strategic Stock Incentive Plan during 1999. Awards made to directors during 1999 consisted of options with respect to 30,000 shares of Common Stock under the Company's Directors Stock Incentive Plan.

           TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), imposes limitations upon the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company's shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, the Company and the Compensation Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Compensation Committee determine that such an action is in the best interests of the Company.

                             COMPENSATION COMMITTEE
                             William H. Baumer, Chairman
                             William L. Schrader
                             Ralph J. Swett

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
             INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

           The Board of Directors has voted unanimously to approve an amendment to the Company's Certificate of Incorporation and to recommend such amendment to the shareholders. The proposed amendment, if authorized, would increase the aggregate number of authorized shares of capital stock. The text of the proposed amendment is attached to this Proxy Statement as Exhibit A. If authorized by the shareholders, the proposed amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of New York, which will occur as soon as practicable after authorization.

           The proposed amendment to Paragraph FOURTH of the Company's Certificate of Incorporation, if approved by the Shareholders, will increase the number of authorized shares of the Company's capital stock from 530 million to
2.06 billion shares, the number of authorized shares of the Company's Common Stock from 500 million to 2.0 billion shares and the number of authorized shares of the Company's Preferred Stock from 30 million shares to 60 million shares.

           The Certificate of Incorporation of the Company currently authorizes the issuance of 530 million shares, of which 500 million shares are authorized to be issued as Common Stock and 30 million shares are authorized to be issued as Preferred Stock. As of March 3, 2000, there were approximately 149,520,373 shares of Common Stock outstanding and 1,767,396 shares of Common Stock in the Company's treasury. In addition, 23,754,200 shares are reserved for issuance upon conversion of the Company's Series C Preferred Stock, 20,000,000 shares are reserved for issuance upon payment of dividends on the Company's Series C Preferred Stock, 10,000,000 shares are reserved for issuance and sale pursuant to the Deposit Agreement in connection with the Company's Series C Preferred Stock, 13,092,800 shares are reserved for issuance upon conversion of the Company's Series D Preferred Stock, 10,000,000 shares are reserved for issuance upon payment of dividends on the Company's Series D Preferred Stock, 2,000,000 shares are reserved for issuance and sale pursuant to the Deposit Agreement in connection with the Company's Series D Preferred Stock, approximately 28,043,809 shares of Common Stock were reserved for issuance in connection with outstanding stock options, 100,000 shares were reserved for issuance in connection with outstanding warrants to purchase Common Stock and a total of 14,431,420 additional shares were reserved for issuance under the Company's stock plans. As a result, the Company has available for issuance 227,290,002 shares of Common Stock. If the proposed amendments to the Executive Stock Incentive Plan and Strategic Stock Incentive Plan are approved (see Proposal 3), the Company will be required to reserve an additional 25,000,000 for issuance under those Plans. Assuming all of the Plan proposals are approved and based upon the number of shares authorized for issuance as of March 3, 2000, the Company would have available for issuance 202,290,002 additional shares of Common Stock.

           The Company anticipates that it will continue to seek to acquire assets and businesses of companies providing services complementary to its existing business in furtherance of its strategy to maintain a leadership position as an Internet Super Carrier. In connection with these acquisitions, the Company may issue Common Stock or Preferred Stock that is convertible into Common Stock. The Board of Directors believes that it is advantageous for the Company to be able to act promptly with respect to investment and acquisition opportunities as well as other transactions and that the proposed increase in the number of authorized shares of capital stock is desirable in order to have the additional authorized shares of capital stock available, as needed, for possible future financing and acquisition transactions, stock dividends or splits, employee stock plans and for other general corporate purposes determined by the Board of Directors to be in the best interests of the Company. Having such additional authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock, convertible Preferred Stock or other securities exercisable, exchangeable or convertible into Common Stock to be issued without the expense and delay of a shareholders' meeting, except as may be required by applicable law or regulations. The holders of Common Stock do not have any preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued. The issuance of additional shares might reduce the shareholders' proportional interest in the Company.

           The increase in authorized shares is not being proposed to provide additional authorized shares of Common Stock that could be issued in an attempt to make more difficult a change in control or takeover of the Company, and the Company has no present intention of issuing additional shares of Common Stock for that purpose. Nevertheless, the additional authorized shares of Common Stock could be issued to make any attempt to change control of the Company more difficult if the Board were to determine that such an attempt was not in the best interests of the Company.

           Approval of the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock requires the affirmative vote by holders of a majority of the outstanding shares of Common Stock. Unless marked to the contrary, proxies received will be voted for approval of this proposed amendment.

           THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF ITS CAPITAL STOCK.

PROPOSAL 3 - APPROVAL OF AMENDMENTS TO THE EXECUTIVE STOCK INCENTIVE PLAN AND
             THE STRATEGIC STOCK INCENTIVE PLAN

EXECUTIVE STOCK INCENTIVE PLAN

           The Board of Directors has unanimously adopted and recommends that the shareholders approve an amendment to the Company's Executive Stock Incentive Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder from a maximum of 31,600,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) to a maximum of 43,600,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The effective date of the proposed amendment will be the date on which such amendment is approved by the shareholders.

REQUIRED VOTE

           Approval of the adoption of the amendment to the Executive Stock Incentive Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

PLAN ACTIVITY

           As of March 17, 2000, options to purchase an aggregate of 18,363,770 shares of the Company's Common Stock were outstanding under the Executive Stock Incentive Plan and, without taking into account the proposed amendments to the plan 7,424,234 shares remained available for future grants under the plan.

           The table under the caption "Option Grants in 1999" provides information with respect to the grant of options under the Executive Stock Incentive Plan during fiscal year 1999 to the executive officers of the Company appearing in the Summary Compensation Table. The following table sets forth additional information with respect to options granted under the Executive Stock Incentive Plan during fiscal year 1999 to certain groups:

                                                                                        WEIGHTED AVERAGE            OPTIONS
IDENTITY OF GROUP                                                                        EXERCISE PRICE            GRANTED(#)
                                                                                        ----------------         --------------
All executive officers as a group (14 persons)                                                $ 22.61               860,000

Non-executive directors as a group (3 persons)                                                $    --                    --

Non-executive officer employees as a group (approximately 933 persons)                        $ 23.42             5,595,286



GENERAL

           The purpose of the Executive Stock Incentive Plan is to enable the Company to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's long-term performance record. In the view of the Board of Directors, the plan as well as predecessor plans have been successful in achieving these objectives. In light of the Company's recent expansion and strategy for continued growth, the Board of Directors believes that the proposed amendments to the plan are necessary to ensure that an adequate number of shares are available for awards so that the plan can continue to make a significant contribution to the morale and motivation of the Company's and its subsidiaries' employees and consultants in the future.

           The Company's Executive Stock Incentive Plan was adopted by the Company's Board of Directors on March 1, 1995 and approved by the shareholders of the Company on April 8, 1995. The plan has been amended three times to increase the number of shares of the Company's Common Stock eligible for issuance thereunder in November 1995 and in May and September 1999. The plan presently provides that up to 31,600,000 shares of the Company's Common Stock (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) will be available for awards under the plan. As noted above, the proposed amendment would increase the maximum number of shares available for awards under the plan to 43,600,000 (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). Awards under the plan will be made to persons who have the capability of making a substantial contribution to the success of the Company and may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock awards. Employees may be awarded any type of award under the plan. Consultants may be awarded any type of award except incentive stock options.

STRATEGIC STOCK INCENTIVE PLAN

           The Board of Directors has unanimously adopted and recommends that the shareholders approve an amendment to the Company's Strategic Stock Incentive Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder from a maximum of 16,000,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) to a maximum of 29,000,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The effective date of the proposed amendment will be the date on which such amendment is approved by the shareholders.

REQUIRED VOTE

           Approval of the adoption of the amendment to the Strategic Stock Incentive Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

PLAN ACTIVITY

           As of March 17, 2000, options to purchase an aggregate of 6,752,937 shares of the Company's Common Stock were outstanding under the Strategic Stock Incentive Plan and, without taking into account the proposed amendments to the plan 8,092,246 shares remained available for future grants under the plan.

           The table under the caption "Option Grants in 1999" provides information with respect to the grant of options under the Strategic Stock Incentive Plan during fiscal year 1999 to the executive officers of the Company appearing in the Summary Compensation Table. The following table sets forth additional information with respect to options granted under the Strategic Stock Incentive Plan during fiscal year 1999 to certain groups:

                                                                                           WEIGHTED AVERAGE
                                                                                            EXERCISE PRICE             OPTIONS
IDENTITY OF GROUP                                                                               ($/SH)                GRANTED (#)
-----------------                                                                          -----------------          -----------
All executive officers as a group (14 persons)                                                  $ 23.22                1,020,000

Non-executive directors as a group (3 persons)                                                  $    --                   --

Non-executive officer employees as a group (approximately 1,229 persons)                        $ 22.55                4,227,224

GENERAL

           The purpose of the Strategic Stock Incentive Plan is to enable the Company and its subsidiaries in connection with acquisitions, mergers, strategic alliances, joint ventures and other business combination transactions, to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's and its subsidiaries' long-term performance record by creating a long-term mutuality of interests among the employees and consultants and the shareholders of the Company. The plan provides for the issuance to persons who have the capability of making a substantial contribution to the success of the Company or any one or more of its subsidiaries of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants in connection with acquisitions, mergers, strategic alliances and other business combinations and transactions effected by the Company and/or one or more of its subsidiaries. In light of the Company's recent expansion, especially through mergers and acquisitions, and strategy for continued growth, the Board of Directors believes that the proposed amendments to the plan are necessary to ensure that an adequate number of shares are available for awards so that the plan can continue to make a significant contribution to the morale and motivation of the Company's and its subsidiaries' employees and consultants in the future.

           The Company's Strategic Stock Incentive Plan was adopted by the Company's Board of Directors on June 5, 1995 and approved by the shareholders of the Company on November 11, 1995. The plan has been amended to increase the number of shares of the Company's Common Stock eligible for issuance thereunder in May and September 1999. Currently, awards under the plan may be made in respect of up to 16,000,000 shares of the Company's Common Stock (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). As noted above, the proposed amendment would increase the maximum number of shares available for awards under the plan to 29,000,000 (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The total number of shares with respect to which restricted stock awards may be granted to any one participant shall not exceed 20,000 per calendar year (subject to substitution or adjustment in the event to any stock dividend, stock split, recapitalization or similar event). Employees may be awarded any type of award offered under the plan. Consultants may be awarded any type of award except incentive stock options. No awards may be made under the plan after the tenth anniversary thereof.

SUMMARY OF PLAN FEATURES

           The following is a summary of certain features common to both the Executive Stock Incentive Plan and the Strategic Stock Incentive Plan (together, the "Plans"). The summary is qualified in its entirety by reference to the Plans, copies of each of which are together annexed hereto as Exhibit B.

           ADMINISTRATION. The Plans are administered by the Compensation Committee of the Board of Directors, none of the members of which, during the one-year period prior to commencement of service thereon or during such service, has been or will be granted any awards pursuant to either of the Plans, subject to certain permitted exceptions.

           The Compensation Committee has the power to determine the persons to whom, and the time or times at which, awards shall be granted, the type of award to be granted and the number of shares to be subject to each award, to interpret the Plans and to prescribe rules, regulations and procedures in connection with the operation of the Plans. All questions of interpretation and application of the Plans, or as to awards granted under the Plans, are subject to the determination of the Compensation Committee, which will be conclusive and binding.

           AWARDS. Awards granted under the Plans are evidenced by agreements between the individual employee or consultant and the Company. Incentive stock options within the meaning of Section 422 of the Internal Revenue Code as well as options which do not meet the requirements of that section may be granted alone or in tandem with stock appreciation rights. All options will expire not more than 10 years after the date of grant except for incentive stock options granted to holders of more than 10% of the voting power of the Company, which will expire not more than five years after the date of grant. The exercise price for any option issued under the Plans shall be equal to the fair market value of the Company's Common Stock at the time such option is granted provided that, in the case of incentive stock options granted to holders of more than 10% of the voting power of the Company, the exercise price shall equal at least 110% of fair market value. Payment of an option's exercise price may be made in cash, by check or, in certain circumstances, by delivery of shares of Common Stock assigned to the Company, or by a combination of the foregoing. The Company may loan employees amounts in respect of the exercise of options under the Plans provided that such loans are evidenced by interest bearing promissory notes and secured by a pledge of the Company's Common Stock having an aggregate purchase price on the date of exercise at least equal to the principal amount of the note. Options are not transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or, to the extent permitted under the option agreement or under interpretation of the Compensation Committee under Rule 16b-3 of the Exchange Act, by gift to family members or other permitted transferees. Options may be exercised only by the optionee, his or her guardian, his or her legal representative or his or her permitted transferee.

           Stock appreciation rights may be granted in tandem with options granted under the Plans. Upon exercise of a stock appreciation right, the grantee will receive from the Company cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of the fair market value per share of the Company's Common Stock on the exercise date multiplied by the number of shares with respect to which the right is being exercised over the option exercise price for such number of shares.

           Restricted stock also may be granted under the Plans provided that any one participant may not receive awards in respect to more than 20,000 shares per year. The Compensation Committee will determine the restrictions that apply to each such grant. During the restricted period, the grantee may not sell or otherwise transfer the restricted stock, but will have the right to vote the restricted stock and to receive dividends, if any.

           Upon the acquisition of beneficial ownership of 30% or more of the Company's Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change of control events specified in the Plans, including certain mergers and consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights shall become fully exercisable and all restricted stock awards shall become immediately vested.

           AMENDMENTS. The Plans may be amended by the Compensation Committee or the shareholders, provided that the Compensation Committee may not, without shareholder approval, materially increase the benefits accruing to participants under the Plans, materially increase the maximum number of shares as to which awards may be granted under the Plans, increase the number of restricted stock grants per year per participant or change the basis of making performance-based awards for participants whose compensation is subject to Section 162(m) of the Internal Revenue Code, change the minimum exercise price of options or stock appreciation rights, change the class of eligible persons, extend the period for which awards may be granted or exercised or withdraw the authority to administer one or both of the Plans from the Compensation Committee.

           CERTAIN INCOME TAX CONSEQUENCES. A participant who is awarded a stock option will not realize any income, nor will the Company be entitled to any deduction, at the time of grant. If a participant who is not an "insider" subject to Section 16(b) of the Exchange Act exercises a non-qualified option, he or she will realize ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise and the holding period for capital gain and loss purposes will begin on the date of exercise. In the case of a participant who is a Section 16(b) insider, upon exercise of an option, he or she will realize ordinary income on the first day on which a sale of shares at a profit would not expose the participant to
Section 16(b) liability (the "date of taxation"). The amount of income recognized will be equal to the excess of the fair market value of the shares on the date of taxation over the option price and the holding period for capital gains and losses will begin on the date of taxation. An insider may elect to be taxed according to the rules applicable to non-insiders by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days from the date of exercise.

           If the exercise price of a non-qualified option is paid by surrendering stock of the Company, the participant will recognize no gain or loss on the shares that he or she surrenders to pay the option price (the "surrendered shares"). The number of shares that the participant receives upon exercise of the option in excess of the surrendered shares are considered "additional shares." The participant will recognize ordinary income upon exercise equal to the fair market value of the additional shares on the date of exercise, less any cash paid towards the exercise price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date. The shares that the participant receives upon exercise equal to the surrendered shares will have a basis and holding period equal to that of the surrendered shares.

           If a participant exercises an incentive stock option, he or she will not recognize any income at that time (although the difference between the option price and the fair market value of shares may be subject to the alternative minimum tax) and the Company will not be entitled to any tax deduction. If the option price of an incentive stock option is paid by surrendering stock of the Company, the Internal Revenue Service treats such an exchange as if there were two transactions. The first transaction is treated as a non-taxable exchange of the previously acquired shares for an equal number of new shares, both having the same market value. The basis of the new shares will be the same as that of the shares surrendered and the holding period will include the holding period of the shares surrendered. The second transaction concerns the additional shares that a participant will receive pursuant to the exercise. This exchange also results in no gain or loss being recognized at the time of the exchange. The basis of these additional shares, however will equal zero (i.e., the participant is treated as having paid nothing for these shares). The holding period for the additional shares begins on the date of the exchange.

           The Company will be entitled to a deduction for federal tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income with respect to any option. When a participant disposes of Common Stock acquired through the exercise of a non-qualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be subject to taxation as long-term or short-term capital gains, depending on the holding period of the shares. If the amount received is less than such fair market value of the shares, the difference will be treated as a capital loss for tax purposes. When a participant ultimately sells Common Stock acquired through exercise of an incentive stock option, he or she will recognize long-term capital gain or loss on the difference between the amount received upon disposition and the option price of the shares on the date of exercise provided that the requisite holding periods are satisfied.

           Under current federal tax laws, no income will be recognized by a participant at the time a stock appreciation right is granted to the participant. Ordinary income will be recognized by the participant upon exercise of a stock appreciation right equal to the amount of cash received plus the fair market value, on the date of exercise, of any shares issued. The Company will be entitled to a deduction equal to the amount the participant recognizes as ordinary income and at the time the participant recognizes income.

           The basis of a share acquired pursuant to the exercise of a stock appreciation right will be the amount included in income due to receipt of the share. When the participant disposes of shares acquired pursuant to the exercise of a stock appreciation right, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares. If the amount realized is less than the basis of the shares, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares.

           Unless the participant otherwise elects, receipt of a grant of restricted shares of Common Stock will not result in the recognition of income by the participant. At the time of vesting of ownership of any such shares, the participant will recognize ordinary income equal to the fair market value of such shares. At that time, the Company will be entitled to a deduction. The deduction will be equal to the amount which is taxable to the participant as ordinary income.

           The participant may elect to recognize ordinary income at the time of grant. Any such election must be made within 30 days of grant pursuant to regulations issued under Section 83(b) of the Internal Revenue Code. The amount of such income will be equal to the fair market value of the shares of stock without regard to the restrictions. In such a case, the Company would be entitled to a deduction equal to the amount which is taxable to the participant as ordinary income.

           The basis of a share acquired under a restricted stock grant will be the amount included in ordinary income due to receipt of the share. When the participant disposes of shares acquired under a restricted stock grant, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares (measured from the time the participant recognized ordinary income from the receipt of such shares). If the amount realized is less than the basis of the shares, the loss will be treated as long-term or short-term loss, depending on the holding period of the shares.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION BY THE BOARD OF DIRECTORS OF THE AMENDMENTS TO EACH OF THE EXECUTIVE STOCK INCENTIVE PLAN AND THE STRATEGIC STOCK INCENTIVE PLAN.

                             STOCK PRICE PERFORMANCE

           Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based upon the market price of the Company's Common Stock as reported by The Nasdaq Stock Market, with the cumulative total return of companies in the Nasdaq Composite Index and the Nasdaq Telecommunications Index for the period from May 2, 1995 through December 31, 1999. Prior to May 2, 1995, the Company's Common Stock was not publicly traded.

[A Graph Appears Here]

                          5/2/95       6/30/95        9/30/95    12/31/95        3/31/96       6/30/96     9/30/96     12/31/96
                          ------        -----         ------     ---------       -------       -------     -------     --------
PSINet Inc.               100.00        99.61         140.98        150.00         63.52         75.41       71.31        71.31

NASDAQ Composite Index    100.00       110.97         124.04        125.10        131.64        142.38      147.45       154.70

NASDAQ Telecom Index      100.00       111.11         125.21        127.12        133.69        137.91      129.82       129.99


                          3/31/97      6/30/97        9/30/97    12/31/97        3/31/98       6/30/98     9/30/98     12/31/98
                          ------        -----         ------     ---------       -------       -------     -------     --------
PSINet Inc.                48.36         49.18         52.87         33.61         72.95         85.25       91.40       136.89

NASDAQ Composite Index    146.89        173.81        203.21        190.30        222.72        228.83      206.49       268.33

NASDAQ Telecom Index      120.52        151.04        174.93        189.75        241.52        255.42      225.59       314.45


                          3/31/99      6/30/99       9/30/99      12/31/99
                          -------      -------       -------      --------
PSINet Inc.               279.10       286.89        235.86       404.92

NASDAQ Composite Index    300.74       329.07        337.05       496.58

NASDAQ Telecom Index      395.08       418.89        382.47       555.87

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           During the year ended December 31, 1999, the members of the Compensation Committee of the Company's Board of Directors consisted of Messrs. Baumer, Schrader and Swett. Mr. Schrader is the Chairman of the Company's Board of Directors and Chief Executive Officer of the Company. None of such persons other than Mr. Schrader is an executive officer or employee of the Company.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

STRATEGIC ALLIANCE WITH IXC

           IRU AND STOCK PURCHASE AGREEMENT. In February 1998, the Company acquired from IXC Internet Services, Inc. ("IXC") 20-year noncancellable indefeasible rights of use ("IRUs") in up to 10,000 equivalent route miles of fiber-based OC-48 network bandwidth (the "PSINet IRUs") in selected portions across the IXC fiber optic telecommunications system within the United States. The PSINet IRUs were acquired in exchange for the issuance to IXC of 20,459,578 shares of Common Stock representing approximately 20% of the issued and outstanding Common Stock of the Company after giving effect to such issuance and having an aggregate market value of $78,641,502 based on the closing market price per share of the Common Stock as reported by The Nasdaq Stock Market on such date of $3.84375 (the "IXC Shares") and a contingent payment obligation pursuant to an IRU and Stock Purchase Agreement, dated as of July 22, 1997, between the Company and IXC, as amended (the "IRU Purchase Agreement"). The contingent payment obligation terminated in January 1999 without the payment of any additional amounts or the issuance of any additional shares of Common Stock to IXC.

           IXC has been granted certain demand and "piggyback" registration rights with respect to the IXC Shares pursuant to a registration rights agreement between IXC and the Company. In January 2000, the Company caused the registration of 6,000,000 of the IXC Shares pursuant to a demand by IXC under the registration rights agreement. Pursuant to the IRU Purchase Agreement, Ralph
J. Swett, the former chairman of IXC Communications, was elected, effective as of the closing of the transaction, to the Company's Board of Directors. The IRU Purchase Agreement provides that the Company's Chairman will recommend that Mr. Swett continue to be re-elected to the Company's Board for so long as IXC continues to own at least 95% of the IXC Shares. IXC has entered into transactions that may cause or have caused this provision to no longer be effective. In the event IXC proposes to sell or otherwise dispose of any of the IXC Shares, other than pursuant to a pledge to an unaffiliated third party lender, the Company has a right of first offer to acquire the shares proposed to be sold at the closing market price per share of the Common Stock as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then listed on the date notice of such proposed sale is given to the Company. Other than as set forth above and except for transfer restrictions existing from time to time under applicable federal and state securities laws, the IXC Shares are not subject to any transfer restrictions or to any voting restrictions or other agreements.

           PSINET IRUS. As of January 1, 2000, approximately 16,248 route miles of OC-12 (equivalent to approximately 4,062 route miles of OC-48) bandwidth have been delivered to PSINet. The Company expects to take delivery of the remaining bandwidth from IXC through the term of the contract. IXC has granted the Company a security interest in, among other collateral, a portion of the IRUs underlying the PSINet IRUs granted to IXC by IXC Carrier and in a portion of certain other IRUs in IXC's fiber optic telecommunications system to secure the performance of IXC's obligations under the IRU Purchase Agreement to deliver the PSINet IRUs. IXC is obligated to provide customary operation and maintenance services with respect to the bandwidth delivered to the Company at specified prices and terms, the total cost of which to the Company on an annual basis is expected to be approximately $1.2 million per each 1,000 equivalent route miles of OC-48 bandwidth accepted under the IRU Purchase Agreement. IXC also will furnish multiplexing, reconfiguration and collocation services with respect to such bandwidth as requested by the Company at agreed upon fees.

           CERTAIN RESTRICTIONS ON USE AND TRANSFER OF BANDWIDTH. The Company may use the bandwidth acquired from IXC for any purpose in connection with the provision of Internet services and at a rate of DS-3 (45 Mbps) or less for non-Internet telecommunications transport, but is restricted from using such bandwidth to deliver any private line or long distance switched telephone services (based on non-Internet telephone switching technologies) to any third party. In addition, the Company may not effect any sale, swap, lease or other transfer of such bandwidth to any unaffiliated third party except (i) in connection with the offering of Internet connectivity services or (ii) in connection with a bona fide financing arrangement. Any transferee of bandwidth acquired from IXC, other than in connection with a bankruptcy of the Company, will be subject to the terms and conditions of the IRU Purchase Agreement, including, without limitation, the foregoing restrictions.

           JOINT MARKETING AND SERVICES AGREEMENT. In connection with this transaction, the Company and IXC also entered into a Joint Marketing and Services Agreement (the "Marketing Agreement") pursuant to which each party is entitled to market the products and services of the other under its own brand. Pursuant to the Marketing Agreement, the Company has agreed to provide IXC with managed connectivity services, value-added services and opportunity consulting services for specified fees which, in light of the strategic importance to the Company of the PSINet IRUs and the Company's other arrangements with IXC described herein, the Company has agreed will be, or will be equal to, the lowest offered by the Company.

           IRU AGREEMENT. In September, 1999, the Company acquired IRUs in an additional four fibers in approximately 55,124 fiber miles pursuant to an IRU Agreement with IXC Communications Services, Inc., a predecessor to Broadwing Communications Services Inc. ("Broadwing"). Under the terms of the Agreement, the Company will pay an aggregate of $165,372,000. The initial term of the grant is for a period of 20 years with a 5 year renewal option by the Company. In addition, the Company may acquire up to an additional 12 fibers from Broadwing. If Broadwing delivers the additional bandwidth, which would be in 2001, the Company would be committed to make cash payments at that time of between $120 million and $180 million.

FIBER CAPACITY PROVISION AND MAINTENANCE AGREEMENT WITH MARCA-TEL

           GENERAL. On March 6, 2000, PSINet Mexico, S.A. de C.V. ("PSINet Mexico") entered into a Long Term Fiber Capacity Provision and Maintenance Agreement (the "Capacity Agreement") with Marca-Tel, S.A. de C.V. ("Marca-Tel"). Broadwing (an affiliate of IXC), has an indirect interest in the parent company of Marca-Tel. Pursuant to the Capacity Agreement, PSINet Mexico paid Marca-Tel $40.0 million for the exclusive right to the capacity of 4 to 18 fibers along Marca-Tel's fiber optic route, which comprises approximately 40% of the available fiber along the route consisting of 36,960 strand kilometers of fiber. The initial term of the grant is for a period of twenty years with a five year renewal option by the Company.

           GUARANTY. In connection with the Capacity Agreement, the parties have entered into a Guaranty Agreement dated as of March 6, 2000 whereby Broadwing has guaranteed to each of the Company and PSINet Mexico the payment, performance and discharge of the obligations of Marca-Tel with respect to the collocation, optical amplifer sites and regen sites work to be provided pursuant to the terms of the Capacity Agreement up to a maximum of $1.5 million.

           In addition, the parties have entered into a Guaranty and Agreement dated as of March 6, 2000 (the "Guaranty and Agreement") relating to a pending proceeding involving Marca-Tel and certain other holders of concessions for rendering communications services in Mexico. The proceeding challenges an administrative resolution issued in May 1997 by the Mexican Commission Federal de Telecomunicaciones (the "Administrative Determination") which sets forth certain amounts which Telmex is entitled to charge Marca-Tel and other carriers as compensation for interconnection projects undertaken by Telmex. Pursuant to the terms of the Guaranty and Agreement, Broadwing has guaranteed to each of PSINet Mexico and the Company the payment of any amounts payable by Marca-Tel, up to a maximum of $20 million, in satisfaction of or in connection with any final decision with respect to such proceeding if Marca-Tel fails to pay any such amount and, as a result of such failure any action is taken which may or does adversely affect Marca-Tel's ability to fully perform its obligations under the Capacity Agreement, or if the decision causes a loss by Marca-Tel of any concession or license required to render public telecommunication services or to operate its network in Mexico or causes the interruption of any service on Marca-Tel's network.

           OPTION. Under the terms of the Guaranty and Agreement, Broadwing has also agreed to use its best efforts to obtain all necessary governmental and third party authorizations in order to offer the Company an option to pay up to $8.0 million of any amounts payable by Broadwing under the Guaranty and the Agreement in return for the transfer and assignment to the Company or its affiliates, of 50% of Broadwing's ownership interest in Marca-Tel.

           OTHER TRANSACTIONS. In addition to the transactions described above, the Company and IXC Communications or its affiliates are parties to transactions in the ordinary course of business which the Company believes are on terms no more favorable than could be obtained on an arms' length basis with independent third parties.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

           The Board of Directors, on the recommendation of the Audit Committee of the Board, has appointed the firm of PricewaterhouseCoopers LLP, independent accountants, to audit and report on the financial statements of the Company for the year ending December 31, 2000. PricewaterhouseCoopers LLP, or its predecessor entity, Price Waterhouse LLP, has been employed by the Company as its independent accountants since 1990.

           It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions of shareholders and will have the opportunity, if desired, to make a statement.

REQUIRED VOTE

           The ratification of the appointment of PricewaterhouseCoopers LLP requires a majority of the votes cast by holders of the Company's Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                              SHAREHOLDER PROPOSALS

           The Company's Certificate of Incorporation and By-laws require any shareholder who wishes to bring any proposal before a meeting of shareholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Company at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, and within ten days of the giving of notice to the shareholders, if such proposal or nomination is to be submitted at a special meeting. The written notice must set forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause (i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company's stock beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Company to consider such proposal.

           Management does not know of any matters which are likely to be brought before the Annual Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

           The presiding officer at the Annual Meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the shareholder proposal or nomination to be considered at the Annual Meeting.

           Under the rules of the SEC, shareholder proposals intended to be presented at the next annual meeting (to be held in 2001) must be received by the Company on or before December 8, 2000 in order to be included in the proxy statement and proxy for that meeting. Proposals should be directed to the Corporate Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170.

           A copy of the Company's Annual Report to Shareholders, which includes financial statements and related data, accompanies this Proxy Statement.

           According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities

Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.

                                     By Order Of The Board Of Directors,



                                     Kathleen B. Horne
                                     SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                                     CORPORATE SECRETARY

Dated:  April 7, 2000
        Herndon, Virginia

                                                                       EXHIBIT A

       PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION OF PSINET INC.

The first four sentences of Article FOURTH of the Certificate of Incorporation would be amended to read in their entirety as follows:

           The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is Two Billion Sixty Million (2,060,000,000). The total number of shares of Common Stock that the Corporation shall have authority to issue is Two Billion (2,000,000,000). The total number of shares of Preferred Stock that the Corporation shall have the authority to issue is Sixty Million (60,000,000).

                                                                       EXHIBIT B

                                   PSINET INC.
                         EXECUTIVE STOCK INCENTIVE PLAN
                          (AS AMENDED ON MAY 15, 2000)

           1.        BACKGROUND AND PURPOSE

           PSINet Inc. (the "Company") hereby establishes the PSINet Inc. Executive Stock Incentive Plan (the "Plan"). The purpose of this Plan is to enable the Company to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible employees incentive stock options ("ISO's"), non-qualified stock options ("NQSO's"), stock appreciation rights ("SAR's") and restricted stock grants, individually or in combination, under this Plan pursuant to the rules set forth in Sections 83, 162(m), 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

           2.        ADMINISTRATION

           The Plan shall be administered by a Committee of the Company's Board of Directors (the "Committee"). This Committee shall consist of at least three members of the Company's Board of Directors each of whom shall, unless the Board determines otherwise, be "outside directors" as this term is defined in Code
Section 162(m) and regulations thereunder and none of whom during the one-year period prior to commencement of service on the Committee, or during such service, has been granted or awarded any equity security or derivative security of the Company pursuant to the Plan or, except as permitted by Rule 16b-3
(c)(2)(i), or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other plan of the Company or any of its affiliates. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the employees of the Company to whom, and the time or times at which, ISO's and/or NQSO's (ISO's and NQSO's are collectively referred to as "options"), SARs and restricted stock grants (all four types of grants are collectively referred to as "awards") shall be granted; (b) to determine at the time of grant whether an award will be an ISO, a NQSO, a restricted stock grant or a combination of these awards and the number of shares to be subject to each award; (c) if options are granted to a participant, whether SARs related to such options shall be granted to such participant; (d) to prescribe the form of the award agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; (e) to interpret the Plan; (f) to make and amend rules and regulations relating to the Plan; and (g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

           3.        ELIGIBLE EMPLOYEES

           Awards may be granted under the Plan only to employees and consultants of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned) who have the capability of making a substantial contribution to the success of the Company. Employees may be awarded any type of award offered under the Plan. Consultants may be awarded any type of award except ISOs.

           4.        SHARES AVAILABLE

           The total number of shares of the Company's Common Stock (par value of $0.01 per share) available in the aggregate for awards under this Plan is 43,600,000. Shares to be granted may be authorized and unissued shares or may be treasury shares.

           The total number of shares with respect to which restricted stock awards may be granted to any one participant shall not exceed 20,000 per calendar year (subject to substitution or adjustment as provided in Section 11).

           If an award expires, terminates or is cancelled without being exercised or becoming vested, new awards may thereafter be granted under the Plan covering such shares unless Rule 16b-3 provides otherwise. No award may be granted more than 10 years after the effective date of the Plan.

           5.        TERMS AND CONDITIONS OF ISO'S

           Each ISO granted under the Plan shall be evidenced by an ISO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

                     (a) EXERCISE PRICE. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted. If an option is granted to an officer or employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "10-percent Shareholder"), the purchase price shall be at least 110 percent of the fair market value of the stock subject to the option.

                     (b) DURATION OF OPTION. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

                     (c) OPTIONS NONTRANSFERABLE. Each option by its terms shall not be transferable by the participant otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) to the extent permitted under the option agreement or interpretation of the Committee and under Rule 16b-3 promulgated under the Exchange Act, by gift to family members or entities beneficially owned by family members or other permitted transferees under Rule 16b-3 promulgated under the Exchange Act, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative, the participant's transferee under a qualified domestic relations order or other permitted transferee under this section. To the extent required for the option grant and/or exercise to be exempt under Rule 16b-3, options (or the shares of Common Stock underlying the options) must be held by the participant for at least six months following the date of grant.

                     (d) EXERCISE TERMS. Each option granted under the Plan shall become exercisable on a schedule to be determined by the Committee at the time of grant, which schedule may vary from one grant to another. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary (fifth anniversary for a 10-percent Shareholder) of the date of grant.

                     No outstanding option may be exercised by any person if the employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Company. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Company or an affiliated company. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

                     (e) MAXIMUM VALUE OF ISO SHARES. No ISO shall be granted to an employee under this Plan or any other ISO plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

                     (f) PAYMENT OF EXERCISE PRICE. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the Nasdaq National Market System on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

                     Subject to the approval of the Board of Directors upon recommendation by the Committee, in respect of the exercise of options, the Company may loan to the employee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased upon exercise, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Board of Directors. Such promissory note shall be secured by the pledge to the Company of shares having an aggregate purchase price on the date of exercise equal to or greater than the principal amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership, including the right to vote such shares and to receive dividends paid on such shares, subject to the security interest of the Company. Such shares shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Board of Directors, provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

           6.        TERMS AND CONDITIONS FOR NQSO'S

           Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to this Plan and contain the same terms and conditions as the ISO option agreement except that the 10-percent Shareholder restrictions in Sections 5(a) and 5(b) and the maximum value of share rules of Section 5(e) shall not apply to NQSO grants. To the extent an option initially designated as an ISO exceeds the value limit of Section 5(e), it shall be deemed a NQSO and shall otherwise remain in full force and effect.

           7.        TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

           To the extent permitted under Rule 16b-3 promulgated under the Exchange Act, the Committee may, in its discretion, award stock appreciation rights to any eligible employee of the Company who is subject to Section 16(b) of the Exchange Act in conjunction with incentive stock options or nonqualified stock options then being granted to him, or to be attached to one or more such options theretofore granted and at the time held unexercised by such employee which shall entitle the employee to receive payment from the Company in accordance with the following provisions and such other terms and conditions as the Committee shall determine from time to time:

           (a) An SAR granted hereunder may be made part of an option at the time of grant of the option or at any time thereafter up to six months prior to the expiration of the option.

           (b) Such SAR will entitle the holder to elect to receive, in lieu of exercising the option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

                     (1) the fair market value per share of the Company's Common Stock on the date of exercise of such right, multiplied by the number of shares with respect to which the right is being exercised, over

                     (2) the aggregate option exercise price for such number of shares.

           (c) Such SAR will be exercisable only to the extent that it has a positive value and the option to which it relates is exercisable, except that no SAR shall be exercisable during the first six (6) months after the date of its grant.

           (d) Upon exercise of an SAR, the option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

           (e) The exercise of an SAR will reduce the number of shares purchasable pursuant to the related option and available under the Plan to the extent of the number of shares with respect to which the right is exercised.

           8.        TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

           The Committee may, evidenced by such written agreement as the Committee shall from time to time prescribe, grant to an eligible employee a specified number of shares of the Company's Common Stock which shall vest only after the attainment of the relevant restrictions described below ("restricted stock"). Such restricted stock shall have an appropriate restrictive legend affixed thereto. A restricted stock grant shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:

                     (a) Restricted stock may not be sold or otherwise transferred by the participant until ownership vests, provided however, to the extent required for the restricted stock grant to be exempt under Rule 16b-3, the restricted stock must be held by the participant for at least six months following the date of vesting.

                     (b) Ownership shall vest only following satisfaction of one or more of the following criteria as the Committee may prescribe:

                     (1) the passage of three years, or such longer period of time as the Committee in its discretion may provide, from the date of grant.

                     (2) the attainment of performance-based goals established by the Committee as of the date of grant. If the participant's compensation is subject to the $1 million cap of Code Section 162(m), the Committee may establish such performance goals based on one or more of the following targets:

                               -       total shareholder return

                               -       earnings per share growth

                               -       cash flow growth

                               -       return on equity and/or

                     If the participant's compensation is not subject to the $1 million cap of Code Section 162(m), the Committee may establish the performance goal on the basis of the preceding four targets or any other target it may from time to time deem appropriate in its discretion.



                     (3) any other conditions the Committee may prescribe, including a non-compete requirement.

                     (c) Unless the Committee shall determine otherwise with respect to participants whose compensation is not governed by Code
           Section 162(m), the Committee shall grant and administer all performance-based awards under (b)(2) above with the intent of meeting the criteria of Code Section 162(m) for performance-based compensation. To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Committee shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Committee's meetings.

                     (d) Except as otherwise determined by the Committee, all rights and title to restricted stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

                     (e) Except for the restrictions set forth in this Plan and those specified by the Committee in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of the

           Company's Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock (and the amount of any dividends issued with respect thereto) shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant.

                     (f) All other provisions of the Plan not inconsistent with this section shall apply to restricted stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

           9.        GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

           The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any award or option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant, vesting or exercise may bear a legend restricting transfer absent such compliance. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such awards or the issue or purchase of shares thereunder, such awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

           10.       IMPACT OF TERMINATION OF EMPLOYMENT

                     (a)       OPTIONS

           If the employment of a participant terminates by reason of death or disability (as determined by the Committee), any option may be exercised by the participant or, in the event of the participant's death, by the participant's personal representative any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of termination, but only if, and to the extent that, the participant was entitled to exercise the option at the date of such termination. Upon termination of the participant's employment for any reason other than death or disability, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of such termination. In the event of retirement, the three month period specified in the preceding sentence shall be extended to one year in the case of NQSOs. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts or failure to act by the participant detrimental to the Company or any of its subsidiaries.

                     (b)       RESTRICTED STOCK GRANTS

                     (i) PASSAGE OF TIME VESTING. If a participant has been awarded restricted stock whose vesting is conditioned solely on the passage of time, any termination of employment for any reason, shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment except as otherwise provided by the Committee.

                     (ii) PERFORMANCE-BASED VESTING. If a participant has been awarded restricted stock whose vesting is based solely on the attainment of performance-based goals or partly on the attainment of performance-based goals and partly on the passage of time, any termination of employment except death, disability or retirement shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment. A participant who terminates employment on account of death, disability or retirement may, if the performance-based criteria are eventually attained, be awarded (or, in the event of death, the participant's designated beneficiary or personal representative if there is no designated beneficiary shall be awarded) up to a pro rata portion of the restricted shares based on the participant's length of service as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied (or the passage of time would have been satisfied, if later, for an award based in part on performance goals and in part on the passage of time). The Committee shall have the discretion whether to grant a full pro rata portion of the restricted shares, a lesser portion or no shares at all under this subsection (b)(ii).

                     (c)       SARS

                     If a participant terminates employment while holding an unexercised SAR, the participant, or his designated beneficiary (or legal representative if there is no designated beneficiary) in the event of his death, may exercise the SAR to the same extent as the option to which it is related may be exercised following termination of employment.

                     (d)       Miscellaneous Termination Provisions

                     Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan.

                     For purposes of this section, retirement means that a participant terminates employment at or after the date on which the participant reaches any normal retirement age specified in any policy adopted by the Board or, in the absence of such policy, age 65.

                     If the employment of a participant terminates for any reason other than disability, retirement or death, any unpaid balance on any promissory note used in the purchase of stock shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance on such promissory note shall become due and payable five years from the date of such termination, unless the note has an earlier due date. In the case of termination due to death, any unpaid balance remaining on such note on the date of death shall become due and payable one year from such date.

           11.       ADJUSTMENT OF SHARES

                     In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan and the number and kind of unexercised options and unvested shares set forth in awards under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

           12.       WITHHOLDING TAXES

                     All cash payable to a participant under the terms of this Plan shall be subject to such federal, state and local income and employment tax withholdings as payments of this type are normally subject. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or whenever restricted stock vests, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing, subject to such rules as the Committee may promulgate and compliance with any requirements under Rule 16b-3, the recipient may satisfy such obligation in whole or in part by electing to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled.

           13.       NO EMPLOYMENT RIGHTS

                     The Plan and any awards granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the participant's position as an employee at any time.

           14.       RIGHTS AS A SHAREHOLDER

                     The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant shall have all rights of a shareholder except as otherwise limited by the terms of this Plan.

           15.       AMENDMENT AND DISCONTINUANCE

                     This Plan may be amended, modified or terminated by the Committee or by the shareholders of the Company, except that the Committee may not, without approval of a majority of the shareholders present in person or by proxy, materially increase the benefits accruing to participants under the Plan, materially increase the maximum number of shares as to which awards may be granted under the Plan, increase the number of restricted stock grants per year per participant or change the basis for making performance-based awards for participants whose compensation is subject to Code Section 162(m), change the minimum exercise price of options or SARs, change the class of eligible persons, extend the period for which awards may be granted or exercised, or withdraw the authority to administer the Plan from the Committee or a committee of the Committee consisting solely of outside directors unless the Board determines that inside directors may serve on the Committee. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time or as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act and the Code. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any award shall theretofore have been granted, adversely affect the rights of such participant under such award.

           16.       CHANGE IN CONTROL

                     (a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant's restricted stock awards shall become immediately vested to the same extent as if all restrictions had been satisfied and all options and SARs shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

                     (b) In the event of a change in control each participant holding an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) if no related SAR has been granted with respect to an option, may, subject to Committee approval and after written notice to the Company within 60 days after the change in control, or, if the participant is an officer subject to Section 16 of the Exchange Act and to the extent required to exempt the transaction under Rule 16b-3, during the period beginning on the third business day and ending on the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

                     (c) For purposes of this section, "change in control" means:

                     (1)       there shall be consummated

                               i. any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

                               ii. any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

                     (2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                     (3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
                     Act), directly or indirectly, of 30% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

                     (4) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

           17.       EFFECTIVE DATE

                     The effective date of the Plan is March 1, 1995 provided that within 12 months of this date the Plan is approved by the affirmative vote of the owners of a majority of the Company's outstanding shares of Common Stock.

           18.       DEFINITIONS

                     Any terms or provisions used herein which are defined in Sections 83, 162(m), 421, or 422 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time awards are made hereunder, shall have the meanings as therein defined.

           19.       GOVERNING LAW

                     To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to awards, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the State of New York.

Amended as of May 15, 2000

                                               PSINET INC.

                                               By:   /s/ WILLIAM L. SCHRADER
                                                     ------------------------
                                                    Chairman and CEO

Date of Shareholder Approval:  May 15, 2000

                                   PSINET INC.
                         STRATEGIC STOCK INCENTIVE PLAN
                          (AS AMENDED ON MAY 17, 2000)

           1.        BACKGROUND AND PURPOSE

           PSINet Inc. (the "Company") hereby establishes the PSINet Inc. Strategic Stock Incentive Plan (the "Plan"). The purpose of this Plan is to enable the Company and its subsidiaries, in connection with acquisitions, mergers, strategic alliances, joint ventures and other business combinations and transactions, to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's and its subsidiaries' long-term performance record. It is intended that this purpose will best be achieved by granting eligible employees and, subject to the terms of this Plan, consultants incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs") and restricted stock grants, individually or in combination, under this Plan pursuant to the rules set forth in Sections 83, 162(m), 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code"). It is intended that ISOs, SARs, NQSOs and restricted stock grants will be awarded under this Plan in connection with acquisitions, mergers, strategic alliances and other business combinations and transactions effected or to be effected by the Company and/or one or more of its subsidiaries.

           2.        ADMINISTRATION

           The Plan shall be administered by a Committee of the Company's Board of Directors (the "Committee"). This Committee shall consist of at least three members of the Company's Board of Directors each of whom shall, unless the Board determines otherwise, be "outside directors" as this term is defined in Code
Section 162(m) and regulations thereunder and none of whom during the one-year period prior to commencement of service on the Committee, or during such service, has been granted or awarded any equity security or derivative security of the Company pursuant to the Plan or, except as permitted by Rule 16b-3
(c)(2)(i), or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other plan of the Company or any of its affiliates. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the employees or consultants of the Company or a subsidiary to whom, and the time or times at which, ISOs and/or NQSOs (ISOs and NQSOs are collectively referred to as "options"), SARs and restricted stock grants (all four types of grants are collectively referred to as "awards") shall be granted; (b) to determine at the time of grant whether an award will be an ISO, a NQSO, a restricted stock grant or a combination of these awards and the number of shares to be subject to each award; (c) if options are granted to a participant, whether SARs related to such options shall be granted to such participant; (d) to prescribe the form of the award agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; (e) to interpret the Plan; (f) to make and amend rules and regulations relating to the Plan; and
(g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

           3.        ELIGIBLE EMPLOYEES

           Awards may be granted under the Plan only to employees and consultants of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned) who have the capability of making a substantial contribution to the success of the Company or any or more of its subsidiaries. Employees may be awarded any type of award offered under the Plan. Consultants may be awarded any type of award except ISOs.

           4.        SHARES AVAILABLE

           The total number of shares of the Company's Common Stock (par value of $0.01 per share) available in the aggregate for awards under this Plan shall not exceed Twenty-Nine Million (29,000,000) shares. Shares to be granted may be authorized and unissued shares or may be treasury shares.

           The total number of shares with respect to which restricted stock awards may be granted to any one participant shall not exceed 10,000 per calendar year (subject to substitution or adjustment as provided in Section 11).

           If an award expires, terminates or is cancelled without being exercised or becoming vested, new awards may thereafter be granted under the Plan covering such shares unless Rule 16b-3 provides otherwise. No award may be granted more than 10 years after the effective date of the Plan.

           5.        TERMS AND CONDITIONS OF ISOS

           Each ISO granted under the Plan shall be evidenced by an ISO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

                     (a) EXERCISE PRICE. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted. If an option is granted to an officer or employee who at the time of grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10-percent Shareholder"), the purchase price shall be at least 110 percent (110%) of the fair market value of the stock subject to the option.

                     (b) DURATION OF OPTION. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

                     (c) OPTIONS NONTRANSFERABLE. Each option by its terms shall not be transferable by the participant otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) to the extent permitted under the option agreement or interpretation of the Committee and under Rule 16b-3 promulgated under the Exchange Act, by gift to family members or entities beneficially owned by family members or other permitted transferees under Rule 16b-3 promulgated under the Exchange Act, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative, the participant's transferee under a qualified domestic relations order or other permitted transferee under this section. To the extent required for the option grant and/or exercise to be exempt under Rule 16b-3, options (or the shares of Common Stock underlying the options) must be held by the participant for at least six months following the date of grant.

                     (d) EXERCISE TERMS. Each option granted under the Plan shall become exercisable on a schedule to be determined by the Committee at the time of grant, which schedule may vary from one grant to another. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary (fifth anniversary for a 10-percent Shareholder) of the date of grant.

                     No outstanding option may be exercised by any person if the employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Company. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Company or an affiliated company. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

                     (e) MAXIMUM VALUE OF ISO SHARES. No ISO shall be granted to an employee under this Plan or any other ISO plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

                     (f) PAYMENT OF EXERCISE PRICE. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the Nasdaq National Market System on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

                     Subject to the approval of the Board of Directors upon recommendation by the Committee, in respect of the exercise of options, the Company may loan to the employee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased upon exercise, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Board of Directors. Such promissory note shall be secured by the pledge to the Company of shares having an aggregate purchase price on the date of exercise equal to or greater than the principal amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership, including the right to vote such shares and to receive dividends paid on such shares, subject to the security interest of the Company. Such shares shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Board of Directors, provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

           6.        TERMS AND CONDITIONS FOR NQSOS

           Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to this Plan and contain the same terms and conditions as the ISO option agreement except that the 10-percent Shareholder restrictions in Sections 5(a) and 5(b) and the maximum value of share rules of Section 5(e) shall not apply to NQSO grants. To the extent an option initially designated as an ISO exceeds the value limit of Section 5(e), it shall be deemed a NQSO and shall otherwise remain in full force and effect.

           7.        TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

           To the extent permitted under Rule 16b-3 promulgated under the Exchange Act, the Committee may, in its discretion, award stock appreciation rights to any eligible employee of the Company who is subject to Section 16(b) of the Exchange Act in conjunction with incentive stock options or nonqualified stock options then being granted to him, or to be attached to one or more such options theretofore granted and at the time held unexercised by such employee which shall entitle the employee to receive payment from the Company in accordance with the following provisions and such other terms and conditions as the Committee shall determine from time to time:

                     (a) An SAR granted hereunder may be made part of an option at the time of grant of the option or at any time thereafter up to six months prior to the expiration of the option.

                     (b) Such SAR will entitle the holder to elect to receive, in lieu of exercising the option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

                     (1) the fair market value per share of the Company's Common Stock on the date of exercise of such right, multiplied by the number of shares with respect to which the right is being exercised, over

                     (2) the aggregate option exercise price for such number of shares.

                     (c) Such SAR will be exercisable only to the extent that it has a positive value and the option to which it relates is exercisable, except that no SAR shall be exercisable during the first six (6) months after the date of its grant.

                     (d) Upon exercise of an SAR, the option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

                     (e) The exercise of an SAR will reduce the number of shares purchasable pursuant to the related option and available under the Plan to the extent of the number of shares with respect to which the right is exercised.

           8.        TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

           The Committee may, evidenced by such written agreement as the Committee shall from time to time prescribe, grant to an eligible employee a specified number of shares of the Company's Common Stock which shall vest only after the attainment of the relevant restrictions described below ("restricted stock"). Such restricted stock shall have an appropriate restrictive legend affixed thereto. A restricted stock grant shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:

           (a) Restricted stock may not be sold or otherwise transferred by the participant until ownership vests, provided however, to the extent required for the restricted stock grant to be exempt under Rule 16b-3, the restricted stock must be held by the participant for at least six months following the date of vesting.

           (b) Ownership shall vest only following satisfaction of one or more of the following criteria as the Committee may prescribe:

                     (1) the passage of three years, or such longer period of time as the Committee in its discretion may provide, from the date of grant.

                     (2) the attainment of performance-based goals established by the Committee as of the date of grant. If the participant's compensation is subject to the $1 million cap of Code Section 162(m), the Committee may establish such performance goals based on one or more of the following targets:

                               -       total shareholder return

                               -       earnings per share growth

                               -       cash flow growth

                               -       return on equity and/or

                               If the participant's compensation is not subject to the $1 million cap of Code Section 162(m), the Committee may establish the performance goal on the basis of the preceding four targets or any other target it may from time to time deem appropriate in its discretion.

                     (3) any other conditions the Committee may prescribe, including a non-compete requirement.

                     (c) Unless the Committee shall determine otherwise with respect to participants whose compensation is not governed by Code
           Section 162(m), the Committee shall grant and administer all performance-based awards under (b)(2) above with the intent of meeting the criteria of Code Section 162(m) for performance-based compensation. To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Committee shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Committee's meetings.

                     (d) Except as otherwise determined by the Committee, all rights and title to restricted stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

                     (e) Except for the restrictions set forth in this Plan and those specified by the Committee in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of the

           Company's Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock (and the amount of any dividends issued with respect thereto) shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant.

                     (f) All other provisions of the Plan not inconsistent with this section shall apply to restricted stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

           9.        GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

           The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any award or option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant, vesting or exercise may bear a legend restricting transfer absent such compliance. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such awards or the issue or purchase of shares thereunder, such awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

           10.       IMPACT OF TERMINATION OF EMPLOYMENT

           (a)       OPTIONS

           If the employment of an participant terminates by reason of death or disability (as determined by the Committee), any option may be exercised by the participant or, in the event of the participant's death, by the participant's personal representative any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of termination, but only if, and to the extent that, the participant was entitled to exercise the option at the date of such termination. Upon termination of the participant's employment for any reason other than death or disability, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of such termination. In the event of retirement, the three month period specified in the preceding sentence shall be extended to one year in the case of NQSOs. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts or failure to act by the participant detrimental to the Company or any of its subsidiaries.

           (b)       RESTRICTED STOCK GRANTS

                     (i) PASSAGE OF TIME VESTING. If a participant has been awarded restricted stock whose vesting is conditioned solely on the passage of time, any termination of employment for any reason, shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment except as otherwise provided by the Committee.

                     (ii) PERFORMANCE-BASED VESTING. If a participant has been awarded restricted stock whose vesting is based solely on the attainment of performance-based goals or partly on the attainment of performance-based goals and partly on the passage of time, any termination of employment except death, disability or retirement shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment. A participant who terminates employment on account of death, disability or retirement may, if the performance-based criteria are eventually attained, be awarded (or, in the event of death, the participant's designated beneficiary or personal representative if there is no designated beneficiary shall be awarded) up to a pro rata portion of the restricted shares based on the participant's length of service as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied (or the passage of time would have been satisfied, if later, for an award based in part on performance goals and in part on the passage of time). The Committee shall have the discretion whether to grant a full pro rata portion of the restricted shares, a lesser portion or no shares at all under this subsection (b)(ii).

           (c)       SARS

           If a participant terminates employment while holding an unexercised SAR, the participant, or his designated beneficiary (or legal representative if there is no designated beneficiary) in the event of his death, may exercise the SAR to the same extent as the option to which it is related may be exercised following termination of employment.

           (d)       MISCELLANEOUS TERMINATION PROVISIONS

           Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan.

           For purposes of this section, retirement means that a participant terminates employment at or after the date on which the participant reaches any normal retirement age specified in any policy adopted by the Board or, in the absence of such policy, age 65.

           If the employment of a participant terminates for any reason other than disability, retirement or death, any unpaid balance on any promissory note used in the purchase of stock shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance on such promissory note shall become due and payable five years from the date of such termination, unless the note has an earlier due date. In the case of termination due to death, any unpaid balance remaining on such note on the date of death shall become due and payable one year from such date.

           11.       ADJUSTMENT OF SHARES

           In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan and the number and kind of unexercised options and unvested shares set forth in awards under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

           12.       WITHHOLDING TAXES

           All cash payable to a participant under the terms of this Plan shall be subject to such federal, state and local income and employment tax withholdings as payments of this type are normally subject. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or whenever restricted stock vests, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing, subject to such rules as the Committee may promulgate and compliance with any requirements under Rule 16b-3, the recipient may satisfy such obligation in whole or in part by electing to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled.

           13.       NO EMPLOYMENT RIGHTS

           The Plan and any awards granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the participant's position as an employee at any time.

           14.       RIGHTS AS A SHAREHOLDER

           The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant shall have all rights of a shareholder except as otherwise limited by the terms of this Plan.

           15.       AMENDMENT AND DISCONTINUANCE

           This Plan may be amended, modified or terminated by the Committee or by the shareholders of the Company, except that the Committee may not, without approval of a majority of the shareholders present in person or by proxy, materially increase the benefits accruing to participants under the Plan, materially increase the maximum number of shares as to which awards may be granted under the Plan, increase the number of restricted stock grants per year per participant or change the basis for making performance-based awards for participants whose compensation is subject to Code Section 162(m), change the minimum exercise price of options or SARs, change the class of eligible persons, extend the period for which awards may be granted or exercised, or withdraw the authority to administer the Plan from the Committee or a committee of the Committee consisting solely of outside directors unless the Board determines that inside directors may serve on the Committee. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time or as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act and the Code. Except as required by law or as provided in Section 17 hereof, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any award shall theretofore have been granted, adversely affect the rights of such participant under such award.

           16.       CHANGE IN CONTROL

                     (a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant's restricted stock awards shall become immediately vested to the same extent as if all restrictions had been satisfied and all options and SARs shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

                     (b) In the event of a change in control each participant holding an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) if no related SAR has been granted with respect to an option, may, subject to Committee approval and after written notice to the Company within 60 days after the change in control, or, if the participant is an officer subject to Section 16 of the Exchange Act and to the extent required to exempt the transaction under Rule 16b-3, during the period beginning on the third business day and ending on the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

                     (c) For purposes of this section, "change in control" means:

                         (1)      there shall be consummated

                                  i.        any consolidation or merger of the
                                            Company in which the Company is not
                                            the continuing or surviving
                                            corporation or pursuant to which any
                                            shares of the Company's common stock
                                            are to be converted into cash,
                                            securities or other property,
                                            provided that the consolidation or
                                            merger is not with a corporation
                                            which was a wholly-owned subsidiary
                                            of the Company immediately before
                                            the consolidation or merger; or

                                  ii.       any sale, lease, exchange or other
                                            transfer (in one transaction or a
                                            series of related transactions) of
                                            all, or substantially all, of the
                                            assets of the Company (other than to
                                            one or more directly or indirectly
                                            wholly-owned subsidiaries of the
                                            Company); or

                         (2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

                         (3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange
                                      Act) shall become the beneficial owner
                                      (within the meaning of Rule 13d-3 under
                                      the Exchange Act), directly or
                                      indirectly, of 30% or more of the
                                      Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

                         (4) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

           17.       EFFECTIVE DATE

           The effective date of the Plan is June 5, 1995 provided that within 12 months of this date the Plan is approved by the affirmative vote of the owners of a majority of the Company's outstanding shares of Common Stock. In the event that such approval is not given within such 12-month period, all ISOs granted under this Plan shall be deemed to be NQSOs and this Plan and all awards made hereunder shall otherwise continue to be in full force and effect.

           18.       DEFINITIONS

           Any terms or provisions used herein which are defined in Sections 83, 162(m), 421, or 422 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time awards are made hereunder, shall have the meanings as therein defined.

           19.       GOVERNING LAW

           To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to awards, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the State of New York.



Amended as of May 15, 2000                   PSINET INC.

                                             By: /s/ WILLIAM L. SCHRADER
                                                 ----------------------------
                                                 Chairman and CEO


Date of Shareholder Approval:  May 15, 2000

                                  PSINET INC.
                             510 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170

         SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                          SHAREHOLDERS ON MAY 15, 2000

The undersigned hereby appoints as Proxies, David N. Kunkel and Kathleen B. Horne, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of PSINet Inc. (the "Company") held of record by the undersigned on March 20, 2000 at the Annual Meeting of Shareholders to be held on May 15, 2000 and any adjournments thereof.

ELECTION OF DIRECTORS:

For terms expiring in 2002:

01 William H. Baumer
02 Ralph J. Swett
03 Harold S. Wills


                                                                SEE REVERSE SIDE
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

You may also vote the shares held in this account by telephone or electronically through the Internet. Voting by telephone or via the Internet will eliminate the need to mail voted proxy card(s) representing shares held in this account. To vote by telephone or electronically please follow the steps below:

-   HAVE YOUR PROXY CARD AND SOCIAL SECURITY NUMBER AVAILABLE.

- BE READY TO ENTER THE PIN NUMBER INDICATED ON THE REVERSE SIDE OF THE CARD JUST BELOW THE PERFORATION.

To vote using the telephone:

- USING A TOUCH-TONE TELEPHONE, DIAL 1-877-PRX-VOTE (1-800-779-8683) 24 HOURS A DAY 7 DAYS A WEEK.

To vote using the Internet:

-   LOG ON TO THE INTERNET AND GO TO THE WEBSITE HTTP://WWW.EPROXYVOTE.COM/PSIX

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.

              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.


--------------------------------------------------------------------------------

       PLEASE MARK YOUR
   X   VOTES AS IN THIS
       EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

------------------------------------------------------------------------------------------------------------------------------------
                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.
------------------------------------------------------------------------------------------------------------------------------------
   FOR / /      WITHHOLD / /                  FOR / / AGAINST / / ABSTAIN / /       FOR / /  AGAINST / /  ABSTAIN / /

1. ELECTION OF DIRECTORS                   2. APPROVAL OF AN                     3. APPROVAL OF AMENDMENTS TO
   (See Reverse)                              AMENDMENT TO THE                      THE COMPANY'S EXECUTIVE STOCK
                                              COMPANY'S CERTIFICATE                 INCENTIVE PLAN AND STRATEGIC
Instruction: To withhold                      OF INCORPORATION                      STOCK INCENTIVE PLAN.
authority to vote for any                     TO INCREASE THE
individual nominee(s),                        NUMBER OF                             FOR / /  AGAINST / /  ABSTAIN / /
write that name in the                        AUTHORIZED
space provided below.                         SHARES OF                           4. RATIFICATION OF
                                              ITS CAPITAL                            PRICEWATERHOUSECOOPERS LLP
                                                                                     AS INDEPENDENT ACCOUNTANTS.
--------------------------                    STOCK.
                                                                                  5. IN THEIR DISCRETION, THE
                                                                                     PROXIES ARE AUTHORIZED TO VOTE
                                                                                     UPON ANY OTHER BUSINESS THAT MAY
                                                                                     PROPERLY COME BEFORE THE MEETING.


                                                                                     I PLAN TO ATTEND THE        / /
                                                                                     ANNUAL MEETING


                                                                                  IF SHARES ARE REGISTERED IN MORE THAN ONE NAME,
                                                                                  THE SIGNATURES OF ALL SUCH PERSONS ARE REQUIRED.
                                                                                  A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE
                                                                                  NAME BY A DULY AUTHORIZED OFFICER STATING HIS
                                                                                  TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND OTHER
                                                                                  FIDUCIARIES SHOULD SIGN IN THEIR OFFICIAL
                                                                                  CAPACITY GIVING THEIR FULL TITLE AS SUCH. IF
                                                                                  A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP
                                                                                  NAME BY AUTHORIZED PERSONS. NOTE: PLEASE SIGN
                                                                                  EXACTLY AS NAME APPEARS HEREON.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING                ------------------------------------------------
THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED
STATES OF AMERICA.                                                                ------------------------------------------------
                                                                                   SIGNATURE(S)                              DATE

------------------------------------------------------------------------------
                       FOLD AND DETACH HERE




                                  PSINET INC.
                             510 HUNTMAR PARK DRIVE
                               HERNDON, VA 20170


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PSINet Inc., which will be held at the Company's offices located at 44983 Knoll Square, Ashburn, Virginia, at 9:00 a.m., on Monday, May 15, 2000.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the Shareholders. Please mark the boxes on the proxy card to indicate how your shares are to be voted. Alternatively, you may vote your shares by telephone or electronically through the Internet. Please see reverse.

Whether or not you plan to attend this meeting, please sign, date and return your proxy form above (or vote via telephone or the Internet) as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote in person. It is very important that your shares be represented.

Sincerely,


PSINet Inc.